Exhibit 10.1

Execution Version

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 16, 2022, by and among RESERVOIR MEDIA MANAGEMENT, INC., a Delaware corporation (the “Borrower”), RESERVOIR MEDIA, INC., a Delaware corporation (“Parent”), the several banks and other financial institutions party hereto, as Lenders, the other Loan Parties listed on the signatures pages party hereto and TRUIST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Parent, the Lenders party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Fourth Amended and Restated Credit Agreement dated as of July 28, 2021 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of December 7, 2021, the “Existing Credit Agreement” and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Amended Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that (a) the Increasing Lenders (as defined below) increase the amount of the Aggregate Revolving Commitments by $100,000,000 in order to cause the total Aggregate Revolving Commitments to be in an amount equal to $450,000,000 (such increase, the “Second Amendment Revolving Commitment Increase”) on the date hereof, (b) the Lenders and the Administrative Agent agree to extend the Revolving Commitment Termination Date and (c) the Lenders and the Administrative Agent amend certain other provisions of the Existing Credit Agreement; and

WHEREAS, the Administrative Agent and each of the Lenders have agreed to the requested amendments, and certain of the Lenders identified on the signature pages hereof as an “Increasing Lender” have agreed to provide the Second Amendment Revolving Commitment Increase (such Lenders, collectively, the “Increasing Lenders”), in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Amendments to Existing Credit Agreement.

(a)              The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex A attached hereto. Upon the Second Amendment Effective Date, all of the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Second Amendment Effective Date, continue to be outstanding under the Amended Credit Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Amendment, and this Amendment shall not constitute a substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder.

(b)              Schedules I and 1.1(a) to the Existing Credit Agreement are hereby amended and restated in its entirety with Schedules I and 1.1(a) attached hereto, respectively.

(c)              Exhibits B, 2.3 and 5.1(c) to the Existing Credit Agreement are hereby amended and restated in their entirety with Exhibits B, 2.3 and 5.1(c) attached hereto, respectively.

(d)              Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Loans (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement as of the date hereof shall be automatically converted to Index Rate Loans under (and as such term is defined in) the Amended Credit Agreement on and as of the Second Amendment Effective Date.

(e)              Upon the Second Amendment Effective Date and after giving effect to the effectiveness of the Second Amendment Revolving Commitment Increase in connection with this Amendment, (i) each Lender who holds Loans in an aggregate amount less than its Pro Rata Share (after giving effect to this Amendment and the Second Amendment Revolving Commitment Increase described herein) of all Loans shall advance new Loans, which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Pro Rata Share of all Loans, and (ii) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Pro Rata Share (immediately after giving effect to this Amendment) of the aggregate Revolving Credit Exposure of all Lenders.

2.              Second Amendment Revolving Commitment Increase; Acknowledgment of Lenders.

(a)              Subject to the satisfaction of all conditions precedent to the effectiveness of this Amendment, each Increasing Lender hereby commits to provide on the Second Amendment Effective Date, its portion of the Second Amendment Revolving Commitment Increase, which together with any Revolving Commitment of such Increasing Lender immediately prior to this Amendment, is set forth for such Increasing Lender on Schedule I attached hereto, on the terms and subject to the conditions set forth in this Amendment and the Amended Credit Agreement.

(b)              Each Lender (i) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide its share of the Revolving Commitment as set forth on Schedule I hereto after giving effect to the Second Amendment Revolving Commitment Increase and (ii) agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit decisions in entering into this Amendment. Each Lender acknowledges that upon the Second Amendment Effective Date (as defined below) its Revolving Commitment is accurately set forth on Schedule I. The Administrative Agent and the Lenders hereby agree that the Second Amendment Revolving Commitment Increase shall not constitute an “Incremental Revolving Commitment” nor be counted against the “Incremental Commitment Amount” under the Amended Credit Agreement.

3.              Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its Affiliates or the Lenders in connection with this Amendment, (ii) reimbursement or payment of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment or the Amended Credit Agreement (including reasonable fees, charges and disbursements of Alston & Bird LLP, counsel to the Administrative Agent), and (iii) each of the following documents (the “Second Amendment Effective Date”):

(a)              executed counterparts to this Amendment (which may include telecopy or other electronic submission of signed signature pages) from the Borrower, Parent, the other Loan Parties, each of the Lenders (including, for the avoidance of the doubt, the Increasing Lenders) and the Administrative Agent;

(b)              at the request of any Lender providing a Second Amendment Revolving Commitment Increase, promissory notes (or applicable replacements thereof);

(c)              a certificate of the Secretary or Assistant Secretary (or, in the case of UK Loan Parties, an authorized signatory) of each Loan Party in the form of Exhibit 3.1(b)(ii) attached to the Existing Credit Agreement with such amendments as the Administrative Agent may agree, (i) attaching and certifying copies of (A) its bylaws or memorandum and articles of association or partnership agreement or limited liability company agreement or other similar agreement or resolution or document, and (B) the resolutions of such Loan Party’s board of directors or other equivalent governing body and shareholders (if required) (or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of this Amendment (if applicable)) and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(d)              certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together (except with respect to UK Loan Parties) with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and in the case of the Borrower, a certificate from the Secretary of State of New York that the Borrower is qualified as a foreign corporation;

(e)              a favorable written opinion of (i) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Lenders shall reasonably request (ii) Slaughter and May, special English counsel to the Borrower and each UK Loan Party, addressed to the Administrative Agent and each of the Lenders, and covering such English law matters relating to the capacity of, and due execution by, the Loan Parties, in respect of this Amendment, the other Loan Documents and the transactions contemplated therein as the Administrative Agent or the Lenders shall reasonably request and (iii) Alston & Bird (City) LLP, special English counsel to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the enforceability of the UK Law Security Documents;

(f)              copies of favorable UCC (or applicable foreign law), tax, judgment lien and intellectual property search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent;

(g)             a certificate from a Responsible Officer of the Borrower certifying that, on the date hereof and immediately after giving effect to the transactions contemplated herein, no Default or Event of Default exists or is continuing, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects as of such earlier date), and since March 31, 2022, there has been no change with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(h)             duly executed copies of (i) that certain Supplemental Debenture dated as of the date hereof by and among the UK Loan Parties and Administrative Agent and (ii) that certain Supplemental Charge Over Shares dated as of the date hereof by and between Borrower and Administrative Agent;

(i)              duly executed copies of any notices required to be served by any UK Loan Party in connection with the Supplemental Debenture on the date thereof;

(j)              a duly executed Notice of Revolving Borrowing;

(k)             all documentation and other information reasonably requested by the Administrative Agent at least 10 Business Days prior to the Second Amendment Effective Date and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;

(l)              to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, a duly executed Copyright Security Agreement to cause all Material Music Copyrights set forth in the Schedule 4.22 of the Existing Credit Agreement that was most recently delivered to the Administrative Agent prior to the Second Amendment Effective Date, to be subject to a first priority perfected Lien in favor of the Administrative Agent; and

(m)              such other documents, instruments, certificates and consents as the Administrative Agent may reasonably request.

4.              Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)              such Loan Party (i) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)              the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including this Amendment) are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)              the execution, delivery and performance by each Loan Party of this Amendment and the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any material Requirement of Law applicable to such Loan Party or any material judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any material Contractual Obligation of such Loan Party or any of its assets or give rise to a right thereunder to require any material payment to be made by such Loan Party and (iv) will not result in the creation or imposition of any Lien on any asset of such Loan Party, except Liens (if any) created under the Loan Documents;

(d)              this Amendment has been duly executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation of each of the Loan Parties, enforceable against each such Loan Party in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e)              as of the date hereof and after giving effect to this Amendment, the representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified as to materiality or as to Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date;

(f)              since March 31, 2021, there has been no change with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(g)              as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.              Reaffirmations and Acknowledgments. Each Loan Party hereby (a) acknowledges that the Second Amendment Revolving Commitment Increase, and all interest, fees and other amounts due in connection therewith, constitute Obligations under the Amended Credit Agreement, (b) affirms and confirms its pledges, grants, obligations and other commitments under each Collateral Document to which it is a party, (c) acknowledges and reaffirms that, as of the date hereof, the security interests and Liens granted to the Administrative Agent, on behalf of the Secured Parties, under the Loan Documents are in full force and effect and are enforceable in accordance with the terms of the applicable Loan Documents and the Collateral encumbered thereby continues to secure payment of all Obligations as set forth therein and (d) confirms that all of the Liens and security interests created and arising under the Collateral Documents remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Amendment. Each Loan Party acknowledges, consents and agrees that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its guaranty obligations and liability under the Guaranty and Security Agreement.

6.              Effect of Amendment. Except as expressly set forth herein, all terms of the Existing Credit Agreement, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

7.              Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

8.              No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.

9.              Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.            Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

11.            Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles and assigns.

12.            Waiver of Breakage. In connection with this Amendment, each Lender party hereto waives any losses, costs or expenses owing to such Lenders pursuant to Section 2.19 of the Amended Credit Agreement solely as a result of the conversion of all outstanding Loans on the Second Amendment Effective Date to Index Rate Loans in accordance with Section 1(d) above.

13.            Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	RESERVOIR MEDIA MANAGEMENT, INC.

	By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

PARENT:	RESERVOIR MEDIA, INC.

	By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

LOAN PARTIES:	BLUE RAINCOAT MUSIC LIMITED

	By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Director

RESERVOIR/REVERB MUSIC LIMITED

	By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Sole Director, Secretary

CHRYSALIS RECORDS LIMITED

	By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Director

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

RESERVOIR HOLDINGS, INC.

By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Sole Director and President

TOMMY BOY MUSIC, LLC

By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

ADMINISTRATIVE AGENT, INCREASING LENDER AND LENDER:	TRUIST BANK, as Administrative Agent, an Increasing Lender and a Lender

	By:	/s/ Patrick Wiggins
Name: Patrick Wiggins
Title: Director

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

LENDERS:	PINNACLE BANK, as an Increasing Lender and a Lender

	By:	/s/ Jason Dobbs
Name: Jason Dobbs
Title: Senior Vice President

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

REGIONS BANK, as an Increasing Lender and Lender

By:	/s/ Bradley H. Peterson
Name: Bradley H. Peterson
Title: SVP Music & Entertainment

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

FLAGSTAR BANK, N.A. (as successor in interest to New York Community Bank), as an Increasing Lender and a Lender

By:	/s/ Richard Sheehan
Name: Richard Sheehan
Title: First Vice President

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

FIRST HORIZON BANK, as an Increasing Lender and a Lender

By:	/s/ Mark Ford
Name: Mark Ford
Title: SVP

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

CITY NATIONAL BANK, as a Lender

By:	/s/ Lori Badgett
Name: Lori Badgett
Title: Senior Vice President

Reservoir

Second Amendment to Fourth Amended and Restated Credit Agreement

Signature Page

SCHEDULE I

Revolving Commitment Amounts

Lender	Revolving Commitment Amount
Truist Bank	$183,000,000
Regions Bank	$85,000,000
Pinnacle Bank	$62,000,000
Flagstar Bank, N.A. (as successor in interest to New York Community Bank)	$50,000,000
First Horizon Bank	$40,000,000
City National Bank	$30,000,000
TOTAL	$450,000,000

SCHEDULE 1.1(a)

Immaterial Subsidiaries

Legal Entity	State/Jurisdictions of Incorporation/Formation	Type
ESMAA Arabia FZ-LLC	Abu Dhabi Free Zone - UAE	Limited Liability Company
Pop Arabia FZ-LLC	Abu Dhabi Free Zone - UAE	Limited Liability Company
Shapiro, Bernstein & Co. Limited	England and Wales	Private Limited Company
Blue Raincoat Artists Limited	England and Wales	Private Limited Company
Ensign Records Limited	England and Wales	Private Limited Company
Big Life Management Limited	England and Wales	Private Limited Company
Big Life Music Limited	England and Wales	Private Limited Company
Rister Prod	France	Société par actions simplifiée à associé unique

ANNEX A

Amended Credit Agreement

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of July 28, 2021, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated December 7, 2021, as further amended by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of December 16, 2022 among

RESERVOIR MEDIA MANAGEMENT, INC.,
as Borrower

RESERVOIR MEDIA, INC.,
as Parent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

TRUIST BANK
as Administrative Agent

TRUIST SECURITIES, INC.,
REGIONS BANK,

and

~~FIFTH THIRD BANK,~~
PINNACLE ~~BANK,~~

~~and~~

~~REGIONS~~ BANK
as Joint Lead Arrangers

i

(cont’d)

(cont’d)

Section 7.5.	Restricted Payments	~~96~~98
Section 7.6.	Sale of Assets	~~97~~100
Section 7.7.	Transactions with Affiliates	~~98~~100
Section 7.8.	Restrictive Agreements	101
Section 7.9.	Sale and Leaseback Transactions	~~99~~101
Section 7.10.	Hedging Transactions	~~99~~101
Section 7.11.	Amendment to Material Documents	102
Section 7.12.	Intentionally Omitted	102
Section 7.13.	Accounting Changes	102
Section 7.14.	Government Regulation	102
Section 7.15.	Sanctions and Anti-Corruption Laws	~~100~~102

Article VIII EVENTS OF DEFAULT		~~100~~102

Section 8.1.	Events of Default	~~100~~102
Section 8.2.	Application of Proceeds from Collateral	~~103~~106

Article IX THE ADMINISTRATIVE AGENT		~~104~~106

Section 9.1.	Appointment of the Administrative Agent	~~104~~106
Section 9.2.	Nature of Duties of the Administrative Agent	107
Section 9.3.	Lack of Reliance on the Administrative Agent	108
Section 9.4.	Certain Rights of the Administrative Agent	108
Section 9.5.	Reliance by the Administrative Agent	~~106~~108
Section 9.6.	The Administrative Agent in its Individual Capacity	~~106~~108
Section 9.7.	Successor Administrative Agent	~~106~~108
Section 9.8.	Withholding Tax	~~107~~109
Section 9.9.	The Administrative Agent May File Proofs of Claim	110
Section 9.10.	Authorization to Execute Other Loan Documents	~~108~~110
Section 9.11.	Collateral and Guaranty Matters	~~108~~111
Section 9.12.	Right to Realize on Collateral and Enforce Guarantee	~~109~~111
Section 9.13.	Secured Bank Product Obligations and Hedging Obligations	~~109~~111
Section 9.14.	Erroneous Payments	112

(cont’d)

(cont’d)

Schedules

Schedule I	-	Revolving Commitment Amounts
Schedule 1.1(a)	-	Immaterial Subsidiaries
Schedule 1.1(b)	-	Material Music Copyrights
Schedule 3.3	-	Post-Closing Requirements
Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 4.19	-	Material Agreements
Schedule 4.22	-	Music Copyrights
Schedule 4.27	-	Storage Facilities
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Acquisition Notice
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.7	-	Form of Notice of Continuation/Conversion
Exhibit 2.20	-	Tax Certificates
Exhibit 3.1(b)(ii)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(v)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

v

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2021, by and among RESERVOIR MEDIA MANAGEMENT, INC., a Delaware corporation (the “Borrower”), RESERVOIR MEDIA, INC., a Delaware corporation (“Parent”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $248,750,000 revolving credit facility in favor of the Borrower;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Revolving Commitments as defined herein, are willing to make such loans and extend such credit to the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

Article I
DEFINITIONS; CONSTRUCTION

Section 1.1.      Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean (a) any Investment by Parent or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Parent or any of its Subsidiaries or shall be merged with Parent or any of its Subsidiaries, (b) any acquisition by Parent or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of Parent) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction, or (c) any acquisition of a Music Library (or part thereof) by Parent or any of its Subsidiaries. With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith. Notwithstanding the above, an “Acquisition” shall not include an Investment made by Parent or any of its Subsidiaries permitted under Section 7.4(r) hereof.

“Acquisition Notice” shall have the meaning set forth in paragraph (iii) of the definition of “Permitted Acquisition”.

“Acquisition Valuation” shall mean a Valuation of a Music Library acquired after the date hereof prepared by an Approved Valuation Consultant.

“Acquisition Valuation Threshold” shall mean, with respect to any Acquisition, as of any date of determination, (a) 15% multiplied by (b) the Value of the Music Library of the Consolidated LTV Group as of such date (without giving effect to such Acquisition).

“Additional Lender” shall have the meaning set forth in Section 2.26.

~~“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (a) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (a) above is not available at any such time for any reason, then the rate referred to in clause (a) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, if the Adjusted LIBO Rate is less than zero percent (0%), such rate shall be deemed to be zero percent (0%).~~

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent or any Lender be considered an “Affiliate” of any Loan Party or any of its Subsidiaries.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. As of the ~~First~~Second Amendment ~~Closing~~Effective Date, the Aggregate Revolving Commitment Amount is $~~350,000,000~~450,000,000.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 24, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to all Revolving Loans outstanding on such date, ~~(a) with respect to Eurodollar Loans and LIBOR Index Rate Loans, a rate per annum equal to 2.25%, and (b) with respect to Base Rate Loans, a rate per annum equal to 1.25%.~~the percentage per annum determined by reference to the applicable ratio of the Consolidated Net Senior Debt to the Value of the Music Library of the Consolidated LTV Group in effect on such date as set forth below:

Pricing Level	Consolidated Net Senior Debt to the Value of the Music Library Ratio	Applicable Margin for SOFR Loans and Index Rate Loans	Applicable Margin for Base Rate Loans
I	Greater than or equal to 30.0%	2.25% per annum	1.25% per annum
II	Less than 30.0%	2.00% per annum	1.00% per annum

provided that a change in the Applicable Margin resulting from a change in the ratio of the Consolidated Net Senior Debt to the Value of the Music Library of the Consolidated LTV Group shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Sections 5.1(a) or 5.1(b) and the related Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I set forth in the table above until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Second Amendment Effective Date until the second Business Day after the earlier to occur of the date on which the financial statements and Compliance Certificate for the Fiscal Quarter ending December 31, 2022 (x) are required to be delivered to the Administrative Agent or (y) are delivered to the Administrative Agent, shall be at Level II set forth in the table above. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (and this Agreement or the Revolving Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth above (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly (but in any event within 5 Business Days) deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth above for such period and (iii) the Borrower shall promptly (but in any event within 5 Business Days) pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(b) or Article VIII.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Valuation Consultant” shall mean FTI Consulting, Inc., Citrin Cooperman Advisors LLC or another firm satisfactory to the Administrative Agent in its sole but reasonable discretion.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.16.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Bank Product Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum Dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any Guarantee or security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect on such day, (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) and (c) the ~~One Month LIBOR~~ Index Rate as of such day, plus one percent (1.00%) (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Federal Funds Rate, or the Index Rate will be effective from and including the effective date of such change in the Federal Funds Rate, or the Index Rate, respectively.

“Base Rate Loan” shall mean a Loan that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the ~~Adjusted LIBO Rate or the One Month LIBOR Index~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~Adjusted LIBO Rate, the One Month LIBOR Index~~Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.16.

“Benchmark Replacement” shall mean~~, for any Available Tenor~~ with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(1)      the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)      the sum of:~~ (a)      Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;

(~~3~~b)      the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (~~b~~ii) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~ If the Benchmark Replacement as determined pursuant to clause (~~1), (2~~a) or (~~3~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)            for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)            the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)            the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)            for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(~~1~~a)      in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event~~,~~”, the later of

(~~a~~i) the date of the public statement or publication of information referenced therein~~;~~  and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(~~2~~b)      in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event~~,~~”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein; or~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)      in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.16(c); or~~

~~(4)            in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof) .

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(~~1~~a)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clause (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, a SOFR Loan or an Index Rate Loan, or an Interest Period for~~,~~  a ~~Eurodollar~~SOFR Loan ~~or LIBOR Index Rate Loan~~, or a notice with respect to any of the foregoing, any day ~~on which banks are not open for dealings in Dollar deposits in the London interbank market~~that is also a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Consolidated Group that are (or should be) set forth on a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP and (b) such portion of principal payments on Capital Lease Obligations incurred by the Consolidated Group during such period as is attributable to additions to property, plant and equipment and other capital expenditures, excluding in each case any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition or any other Acquisition approved by the Required Lenders consummated during or prior to such period.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“CFC” shall mean a “controlled foreign corporation” for the purposes of the Code.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 50% or more of the outstanding shares of the voting equity interests of Parent (other than any Permitted Holder) or (b) Parent ceases to own, directly or indirectly, 100% of the Capital Stock of the Borrower. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Capital Stock (x) to be acquired by such Person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement and (ii) the right to acquire Capital Stock (so long as such Person does not have the right to direct the voting of the Capital Stock subject to such right) will not cause a party to be a beneficial owner.

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) (or, for purposes of Section 2.18(b), by the Parent Company of such Lender, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Control Account Agreements, the Perfection Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements, all Storage Facility Access Letters, the UK Law Security Documents, each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of Parent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” shall mean, for the Consolidated Group for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (i) Consolidated Interest Expense, (ii) provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth and value-added taxes, (iii) depreciation and amortization (including amortization related to copyrights and non-cash expenses from the recoupment of capitalized recording costs and advances related to any Music Agreement), (iv) all other non-cash charges, (v) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Transaction, (vi) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Transactions, (vii) the cumulative effect for such period of a change in accounting principles, (viii) expenses incurred during such period that are contemporaneously reimbursed to Parent or a Subsidiary by a seller pursuant to indemnification provisions in any agreement relating to an Acquisition, (ix) non-recurring out-of-pocket transactional fees, costs and expenses relating to the Parent Acquisition, Acquisitions, Investments, Indebtedness, securities offerings and Dispositions, including legal fees, advisory fees and upfront financing fees, (x) non-recurring out-of-pocket fees, costs and expenses relating to this Agreement and (xi) unusual and non-recurring losses, in each case on a consolidated basis for such period less (c) to the extent included in determining Consolidated Net Income for such period, and without duplication, (i) unusual and non-recurring gains and (ii) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition); provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, or any Disposition, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Permitted Acquisition, other Acquisition or Disposition.

“Consolidated Fixed Charges” shall mean, for the Consolidated Group for any period, the sum (without duplication) of (a) Consolidated Interest Expense paid in cash for such period, (b) scheduled principal payments made on Consolidated Senior Debt during such period, (c) Taxes paid in cash for such period, and (d) Restricted Payments paid in cash to Persons other than the Loan Parties during such period.

“Consolidated Group” shall mean, collectively, Parent and its Subsidiaries (including the Borrower).

“Consolidated Interest Expense” shall mean, for the Consolidated Group for any period, determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, for such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period), provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders with the proceeds of Indebtedness, clause (a) above shall be calculated on a Pro Forma Basis with respect to such Indebtedness.

“Consolidated LTV Group” shall mean Parent, the Borrower and the Subsidiary Loan Parties.

“Consolidated Net Income” shall mean, for the Consolidated Group for any period, the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains or losses attributable to write-ups or write-downs of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (c) any equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary (but, for the avoidance of doubt, shall include amounts distributed to Parent or a Subsidiary), (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent or any Subsidiary or the date that such Person’s assets are acquired by Parent or any Subsidiary and (e) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary.

“Consolidated Net Label Share” shall mean, for any applicable period of determination, revenue received by the Consolidated Recording Group during such period in connection with the exploitations of Master Recordings less payments, royalties, and other amounts paid out to other Persons; provided that, for the avoidance of doubt, (a) Consolidated Net Label Share shall exclude any (i) equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary, but shall include amounts distributed to Parent or a Subsidiary and (ii) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary and (b) Consolidated Net Label Share shall include amounts distributed to any member of the Consolidated Recording Group by any Subsidiary that is not a Subsidiary Loan Party.

“Consolidated Net Publisher’s Share” shall mean, for any applicable period of determination, the sum of (a) Net Publisher’s Share received by the Consolidated Publishing Group and (b) Publishing Group Net Label Share, in each case, during such period; provided that, for the avoidance of doubt, Consolidated Net Publisher’s Share shall exclude any (a) equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary, but shall include amounts distributed to Parent or a Subsidiary and (b) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary.

“Consolidated Net Senior Debt” shall mean, as of any date, the sum of (a) Consolidated Senior Debt minus (b) Unrestricted Cash in an aggregate amount not exceeding $20,000,000.

“Consolidated Publishing Group” shall mean the Borrower, Reverb and any other Loan Party to the extent that such other Loan Party primarily holds publishing assets and receives revenue from the administering and publishing of Music Product.

“Consolidated Recording Group” shall mean any Loan Party to the extent that such Loan Party primarily holds recorded music assets and receives revenue from the exploitation of Master Recordings.

~~“Consolidated Senior Debt” shall mean, as of any date, Consolidated Total Debt.~~

“Consolidated ~~Total~~Senior Debt” shall mean, as of any date, all Indebtedness of the Consolidated Group measured on a consolidated basis as of such date and that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in subsection (xi) of the definition thereto.

“Contingent Obligations” shall mean contingent indemnification and expense reimbursement obligations and tax gross up or yield protection obligations which, in each case, survive the termination of the Loan Documents.

“Continuing Music Library” shall mean each Music Library owned by the Consolidated LTV Group included in the annual Valuation for any Fiscal Year which was also included in the Valuation delivered for the immediately prior Fiscal Year.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” shall mean the power, directly or indirectly, either to (a) for the purposes of Section 7.7 only, vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person, (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise, or (c) for the purposes of Section 4.20 only, vote more than 50%, individually or in the aggregate, of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Control Account Agreement” shall mean (a) any tri-party agreement by and among a Loan Party that is Parent or a Domestic Subsidiary, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent, including any Control Account Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements, (b) with respect to any UK Loan Party, a notice of charge to a third party bank executed by such UK Loan Party and acknowledged by such third party bank (and such acknowledgment to be on a commercially reasonable efforts basis) and (c) with respect to any Loan Party that is a Foreign Subsidiary and not a UK Loan Party, arrangements in the jurisdiction of organization of such Loan Party consistent with the foregoing in clause (b), in each case, in form and substance reasonably acceptable to Administrative Agent.

“Controlled Account” shall have the meaning set forth in Section 5.11.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, including any Copyright Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

~~“Corresponding Tenor” with respect to any Available Tenor, shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(b).

“Defaulting Lender” shall mean, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Direct Competitor” shall mean any Person engaged in the music publishing business.

“Disposition” shall mean (a) any sale, transfer or other disposition of (~~a~~i) all or substantially all the issued and outstanding Capital Stock of any Person that is owned by Parent or any Subsidiary or (~~b~~ii) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a division or business unit of) Parent or any Subsidiary, in each case other than to Parent or a Subsidiary Loan Party or (b) any Material Music Product Disposition.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of Parent that is organized under the laws of the United States or any state or district thereof.

~~“Early Opt-in Election” shall mean, if the then-current Benchmark is the Adjusted LIBO Rate or One Month LIBOR Index Rate, the occurrence of:~~

~~(1)            a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)            the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted LIBO Rate or the One Month LIBOR Index Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway and for these purposes such definition shall include the United Kingdom, regardless of whether at any time it ceases to be a member state of the European Union.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, or as it relates to exposure to any hazardous or toxic materials or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed to be a “single employer” with Parent or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived the requirement that it be notified of such event); (b) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.14(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 9.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.24) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 16, 2019, by and among the Borrower, the lenders party thereto, and Truist Bank (as successor by merger to SunTrust Bank), as administrative agent, as amended and in effect immediately prior to the Closing Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” shall mean that certain Fee Letter dated as of April 14, 2021, executed by Truist Securities, Inc. and Truist Bank and accepted by the Borrower.

“Financial Covenant Valuation Threshold” shall mean, with respect to any Permitted Acquisitions or other Acquisitions approved by the Required Lenders consummated in a Fiscal Year, as of any date of determination, (a) 15% multiplied by (b) the Value of the Music Library of the Consolidated LTV Group as of such date (without giving effect to such Permitted Acquisitions or other Acquisitions).

~~“First Amendment Closing Date” shall mean December 7, 2021.~~

“Fiscal Quarter” shall mean any fiscal quarter of Parent.

“Fiscal Year” shall mean any fiscal year of Parent.

“Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated EBITDA plus Recoupments, minus Unfinanced Cash Capital Expenditures to (b) Consolidated Fixed Charges, in each case measured for the most recent four consecutive Fiscal Quarters ending on or prior to such date.

“Floor” shall mean ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted LIBO Rate or One Month LIBOR Index Rate.~~a rate of interest equal to 0.00%.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean each Subsidiary of Parent that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount as of any date of determination of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Responsible Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean Parent, Holdings and each of the Subsidiary Loan Parties.

“Guaranty and Security Agreement” shall mean the Second Amended and Restated Guaranty and Security Agreement, dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” shall mean Reservoir Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Parent most recently ended for which financials have been delivered, have revenues representing in excess of ~~2.5~~7.5% of the total revenues of the Consolidated Group for the four fiscal quarters ended as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Parent most recently ended for which financials have been delivered, did not have revenues representing in excess of ~~5~~10% of total revenues of the Consolidated Group for the four fiscal quarters ended as of such date; provided that, in the event that the total revenues of the Consolidated Group exceed the thresholds specified in the foregoing clauses (a) and (b), as applicable, one or more of the Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries shall be deemed to be a “Material Subsidiary” and shall, if otherwise required, become a Subsidiary Loan Party pursuant to Section 5.12 as elected by Parent or, in the absence of such election, in descending order based on the amounts of their revenues until such excess has been eliminated. As of the ~~Closing~~Second Amendment Effective Date, the Subsidiaries set forth on Schedule 1.1(a) are Immaterial Subsidiaries.

“Increasing Lender” shall have the meaning set forth in Section 2.26.

“Incremental Commitment Amount” shall have the meaning set forth in Section 2.26.

“Incremental Revolving Commitment” shall have the meaning set forth in Section 2.26.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, solely for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (g) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (~~ix~~h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (~~x~~i) all Off-Balance Sheet Liabilities and (~~xi~~j) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, earnouts and other contingent deferred purchase price consideration shall constitute Indebtedness pursuant to clause (c) above to the extent (and in the amount) required to be reflected as a liability on the balance sheet of Parent or any of its Subsidiaries, as applicable, in accordance with GAAP.

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Rate” shall mean, for purposes of any calculation, the rate per annum equal to the Term SOFR Index Rate; provided that if the Index Rate as so determined shall ever be less than the Floor, then the Index Rate shall be deemed to be the Floor.

“Index Rate Loan” shall mean a Loan that bears interest at a rate based on the Index Rate, other than pursuant to clause (c) of the definition of “Base Rate”.

“Interest Period” shall mean with respect to any ~~Eurodollar~~SOFR Borrowing, a period of one, three or six months ~~or, if agreed to by each applicable Lender, 12 months~~, provided that:

(i)            the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)            if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii)            any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv)           no Interest Period with respect to Revolving Loans may extend beyond the Revolving Commitment Termination Date.

~~“Interest Rate Determination Date” shall mean the date of any Borrowing of LIBOR Index Rate Loans and the first Business Day of each calendar month thereafter.~~

“Investments” shall have the meaning set forth in Section 7.4.

“Investors” shall mean, collectively (and including each of their respective successors) Wesbuild Inc. and RS Reservoir LLC, and each of its Affiliates and any funds, partnerships, other co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing, but not including, however, any operating portfolio companies of any of the foregoing.

~~“Investments” shall have the meaning set forth in Section 7.4.~~

“IRS” shall mean the United States Internal Revenue Service.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Legal Reservations” shall mean:

(i)            the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

(ii)            the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim;

(iii)           the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(iv)           the principle that an English court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the English court itself has made an order for costs; and

(v)            any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions given in connection with the Loan Documents.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any Guarantee or any security interest or Lien of the Administrative Agent.

“Lender’s Presentation” shall mean the Lender Presentation dated April 21, 2021 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.26.

~~“Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Net Senior Debt as of such date to (b) Consolidated EBITDA of the Consolidated Group for the most recent four consecutive Fiscal Quarters ending on or prior to such date.~~

~~“LIBOR Index Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the One Month LIBOR Index Rate.~~

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge (legal or equitable), encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Fee Letter, the Second Amendment Fee Letter, any Reaffirmation Agreement, any Acquisition Notice, all Notices of Revolving Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed by Parent or any of its Subsidiaries in connection with any of the foregoing.

“Loan Parties” shall mean Parent, Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans in the aggregate.

“Master Recordings” shall mean all master tapes (whether digital or analog) and every recording of sound (by any method and on any substance or material, now known or hereafter developed), whether or not coupled with a visual image, including all multitrack master tapes (including any eight (8), sixteen (16), twenty-four (24) and forty-eight (48) track master tapes and all two (2) track sequenced, fully-mixed, edited, equalized, leadered and mastered digital audio tapes and/or U-Matic 1630 tapes) and all acetates and metal or other equivalent parts or reproductions of such master tapes and recordings, and all other materials used or useful in the recording, production or manufacture of Records.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities (other than Indebtedness permitted under this Agreement) of Parent, the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean (a) all agreements, indentures or notes governing the terms of any Material Indebtedness, (b) all employment and non-compete agreements with Parent’s chief executive officer and chief operating officer, and (c) all other agreements, documents, contracts, indentures and instruments (other than Music Agreements) pursuant to which (i) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve month period of $10,000,000 or more, (ii) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve month period of $10,000,000 or more and (iii) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding $15,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Material Music Copyrights” shall mean the Music Product representing 80% of the sum of (a) Consolidated Net Publisher’s Share and (b) Consolidated Net Label Share as of March 31, 2021, and listed on Schedule 1.1(b), as such Schedule is updated from time to time pursuant to Section 5.1(g) and from time to time by the Borrower; provided that after giving effect to such update Schedule 1.1(b) shall list Music Product that accounts for at least 80% of the sum of Consolidated Net Publisher’s Share and Consolidated Net Label Share for the twelve months ended as of the last day of the month immediately preceding such update.

“Material Music Product Disposition” shall mean any sale, transfer or other disposition of any Material Music Copyright or any series of related sales, transfers or other dispositions of any Material Music Copyright, in each case, involving aggregate consideration of $5,000 or more.

“Merger Agreement” shall mean that certain Merger Agreement dated as of April 14, 2021 by and among Holdings, Roth CH II Merger Sub Corp and Parent, together with all exhibits, schedules, annexes and disclosures relating thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Parent, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Parent, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Music Agreements” shall mean all recording agreements, license agreements, songwriter agreements, publishing agreements, co-publishing agreements, Publishing Administration Agreements, assignments, or any other agreements pursuant to which Parent or any Subsidiary acquires or has acquired rights to publish, administer, license, sublicense, control, receive income from, distribute or otherwise exploit Master Recordings, Musical Compositions or other Music Product.

“Music Collateral” shall mean Music Agreements, Master Recordings, Musical Compositions and other Music Product.

“Music Library” shall mean, for any Person, all Music Product owned, administered, controlled or held by or licensed to such Person including without limitation all appurtenant rights (including rights with respect to videos, packaging, and rights to use the professional name of an artist) so owned, administered, controlled or held by such Person.

“Music Product” shall mean (a) Master Recordings; (b) Musical Compositions; and (c) any and all appurtenant rights to the Master Recordings and Musical Compositions pursuant to the grant of rights under the applicable Music Agreements or otherwise (including, without limitation, with respect to videos, packaging, artwork and rights to use a recording artist or songwriter’s name and likeness).

“Musical Compositions” shall mean that portion of all right, title and interest in and to any musical compositions (whether published or unpublished, registered or unregistered), which is owned by or licensed to the Borrower or any Guarantor, or in which Borrower or any Subsidiary or Guarantor has any economic interest, including, without limitation, all rights to (a) the exploitation thereof in the form of sheet music, orchestrations, folios, compilations, songbooks and other forms of print, (b) the exploitation thereof as embodied in Records, (c) the inclusion of performances thereof in motion pictures, videotapes and other audiovisual works and (d) the granting to third parties of the right to perform such musical compositions (including, without limitation, on screen, stage or other means) publicly, world-wide or within any particular territory.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Net Publisher’s Share” shall mean the license fees, royalties and other revenue received by a Person from the exploitation of its Music Library less all license fees, payments, royalties and other amounts (other than advances) paid out to artists, copyright owners, sub publishers and holders of other underlying rights in such Music Library, determined on a net accrual basis and provided that, for the avoidance of doubt, Net Publisher’s Share shall not include fees received for the management of artists or other Persons.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Parent or one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, any Lender or the Sole Lead Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan, including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing, other than refinancings with third parties the proceeds of which are used to repay the Obligations (other than Contingent Obligations and other than Bank Product Obligations) in full; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

~~“One Month LIBOR Index Rate” shall mean a rate per annum equal to the one-month LIBOR which appears on Reuters Screen LIBOR01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m., London time, two (2) Business Days prior to each Interest Rate Determination Date. For purposes of this Agreement, if the One Month LIBOR Index Rate is less than zero percent (0%), such rate shall be deemed to be zero percent (0%).~~

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).

“Outside Interest” shall mean interest in any of the Material Music Copyrights which is owned by any Person (other than Parent or any of its Subsidiaries), whether such interest is an undivided interest in the copyrights in any Musical Composition or the right to receive royalties or other payments as a result of the use or exploitation of any Material Music Copyright or a combination thereof. Notwithstanding the foregoing, a writer shall not be deemed to be a holder of Outside Interests for the purposes of this Agreement, unless a writer also owns an undivided interest in the copyright in and to any Music Product.

“Parent” shall have the meaning set forth in the introductory paragraph hereof.

“Parent Acquisition” shall mean the acquisition of Holdings by Parent pursuant to the Merger Agreement.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, including any Patent Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Perfection Certificate” shall mean that certain Perfection Certificate dated as of the date hereof executed by Parent and delivered to the Administrative Agent for the ratable benefit of the Secured Parties, including all schedules, amendments and supplements thereto.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Periodic Term SOFR Index Rate Determination Day” shall have the meaning set forth in the definition of “Term SOFR Index Rate”.

“Permitted Acquisition” shall mean any Acquisition by a Loan Party that occurs when the following conditions have been satisfied:

(i)             before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

(ii)            before and after giving effect to such Acquisition, on a Pro Forma Basis, Parent and the Borrower are in compliance with each of the covenants set forth in Article VI, as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or 5.1(b) as if such Acquisition had occurred on the first day of the relevant period for testing compliance and, (A) with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days or such later time as the Administrative Agent may agree, prior to the date of the consummation of such Acquisition and (B) with respect to any other Acquisitions with a purchase price in excess of $5,000,000, within 5 Business Days after the consummation of the Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), in each case, Parent shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing;

(iii)            (A) with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days or such later time as the Administrative Agent may agree, prior to the date of the consummation of such Acquisition and (B) with respect to any other Acquisitions with a purchase price in excess of $5,000,000, within 5 Business Days after the consummation of the Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), in each case, Parent shall have delivered to the Administrative Agent notice of such Acquisition, substantially in the form attached as Exhibit B (the “Acquisition Notice”) together with the applicable information contemplated therein;

(iv)           with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days prior to the date of the consummation of such Acquisition (or such later time as the Administrative Agent may agree) an Acquisition Valuation performed by an Approved Valuation Consultant;

(v)            after giving effect to such Acquisition, Parent is in compliance with the covenant set forth in Section 7.3(b);

(vi)           such Acquisition is consummated in compliance with all Requirements of Law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained;

(vii)          before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, each Loan Party is Solvent;

(viii)            after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, the sum of (i) (x) the Aggregate Revolving Commitment Amount minus (y) the aggregate principal amount of all Revolving Credit Exposure, plus (ii) cash on hand (that is either unencumbered or in Controlled Accounts) of the Loan Parties is at least $3,000,000;

(ix)            to the extent applicable, the Person or assets being acquired shall have positive Net Publisher’s Share (calculated in a manner substantially similar to “Consolidated Net Publisher’s Share” to the extent provisions of such definition are relevant) for the 12-month period ending on the date of such Acquisition, as determined based upon financial statements for the most recently completed fiscal year and the most recent interim financial period completed within 45 days prior to the date of consummation of such Acquisition;

(x)            ~~with respect to an Acquisition having a purchase price in excess of the Acquisition Valuation Threshold,~~ Parent shall have executed and delivered, or caused its Subsidiaries to execute and deliver ~~within five (5) Business Days after the closing of such Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion)~~, all guarantees, Collateral Documents and other related documents (including Copyright Security Agreements) required under Section 5.12 or as reasonably requested by the Administrative Agent~~.~~, in each case pursuant to the deadlines set forth in Section 5.12 (it being understood and agreed that the requirements of Section 5.12, including with respect to the delivery of any documents, shall continue to apply in all respects and shall not be modified or limited by this clause (x) in any respect); provided, that in the case of an Acquisition described in clauses (b) and (c) of the definition thereof, this clause (x) shall only apply to the extent that the purchase price of the acquired assets or Music Library exceeds the Acquisition Valuation Threshold.

“Permitted Encumbrances” shall mean:

(i)            Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)            Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)            Liens and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)            Liens and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)            judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)            customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(vii)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

(viii)            Liens arising by virtue of precautionary Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

(ix)            Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(x)            Liens representing any interest or title of a licensor, lessor or sublicensor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business;

(xi)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(xii)          Liens that are contractual rights of netting or set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” shall mean (a) each of the Investors and (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Capital Stock of Parent, acting in such capacity.

“Permitted Investments” shall mean:

(i)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)            commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii)           certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v)            mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above;

(vi)           “money market funds” (A) that comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (B) with (1) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (2) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (C) have portfolio assets of a least $5,000,000,000;

(vii)          Investments in Indebtedness that is (A) issued by Persons with (1) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (2) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (1) and (2) with maturities of not more than 12 months after the date of acquisition and (B) of a type customarily used by companies for cash management purposes; and

(viii)         in the case of a Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdictions of such Foreign Subsidiary for cash management purposes.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) maintained or contributed to by Parent or any ERISA Affiliate or to which Parent or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which Parent or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pro Forma Basis” shall mean, (a) with respect to any Person, business, property or asset acquired in a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, the inclusion as (w) “Consolidated EBITDA”, any Consolidated EBITDA of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, (x) “Value”, any Value of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP or (y) “Indebtedness”, any Indebtedness incurred in connection with such transaction as if such Indebtedness had been incurred as of the first day of the applicable period (and such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination) and (b) with respect to any Disposition of, the exclusion from (x) “Consolidated EBITDA”, any Consolidated EBITDA of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP or (y) “Value” any Value of such Person, business, property or asset so disposed of during such period as if such Disposition had been consummated on the first day of the applicable period, in accordance with GAAP (with such Value so excluded in an amount equal to (i) the sales price of such Person, business, property or asset or (ii) if identifiable in the most recent Valuation of such Person, business, property or asset, the Value of such Person, business, property or asset set forth in such Valuation).

“Pro Rata Share” shall mean with respect to the Revolving Commitments of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Revolving Commitments of all Lenders (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Publishing Administration Agreement” shall mean all agreements pursuant to which a Loan Party acquires any rights to collect royalties from, or otherwise exploit, Music Product on a commission or on a percentage, flat or other fee basis without owning the rights to such Music Product.

“Publishing Group Net Label Share” shall mean, for any applicable period of determination, the sum of (a) revenue received by any member of the Consolidated Publishing Group during such period in connection with passive artist royalty rights and (b) revenue received by any member of the Consolidated Publishing Group during such period in connection with the exploitations of Master Recordings, less payments, royalties, and other amounts paid out to other Persons; provided that, the revenue permitted to be included pursuant to this clause (b) shall be limited to an aggregate amount of $10,000,000 during such period.

“Reaffirmation Agreement” shall mean a reaffirmation agreement by and among any of the Loan Parties and the Administrative Agent, in form and substance acceptable to the Administrative Agent.

“Real Estate” shall mean all real property owned or leased by Parent and its Subsidiaries.

“Recipient” shall mean, as applicable, (a) the Administrative Agent and (b) any Lender.

“Records” shall mean all forms of reproductions, transmissions or communications of Master Recordings, of any kind, nature or description, now known or hereafter devised, manufactured, distributed, transmitted or communicated on or at or through any medium or device primarily for home use, school use, juke box use, or use in any means of transportation or commerce, including records of sound alone and audiovisual records (including music videos and DVD), digital compact cassette tapes, analog cassettes, audio tapes, digital audio tapes, digital or streaming downloads, ringtones, compact discs, videodiscs, minidiscs, vinyl records, SACD, DVD-Audio and CD-ROM, CD-I and CD Plus recordings. For the avoidance of doubt, “Records” shall include the transmission or communication of a Master Recording directly to the consumer regardless of whether previously or subsequently embodied in a physical record configuration by any Person.

“Recoupment” shall mean the receipt by the Consolidated Group of monies advanced by the Consolidated Group to a third party which third party would otherwise be entitled to receive such amounts pursuant to a Music Agreement.

~~“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Adjusted LIBO Rate or the One Month LIBOR Index Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted LIBO Rate or the One Month LIBOR Index Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

~~“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.~~

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Jurisdiction” shall mean, with respect to any Person, such Person’s jurisdiction of organization or formation.

“Required Lenders” shall mean, at any time, at least three or more Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if ~~the Lenders have~~there are no Revolving Commitments outstanding at such time, then three or more Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure of the Lenders at such time; provided, that if, at any time there are only two Lenders, Required Lenders shall mean both such Lenders; and provided further that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders~~, and provided, that if, at any time there are three or fewer Lenders, 66-2/3% shall be substituted for 50% above~~.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of the Parent and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Loan Party or Parent, as applicable, or such other representative of the Loan Party or Parent, as applicable, as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding.

“Reverb” shall mean Reservoir/Reverb Music Ltd., a limited liability company with registered number 2575417 and incorporated under the laws of England and Wales.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule may be amended pursuant to Section 2.26 or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (a) ~~October~~December 16, ~~2024~~2027, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans.

“Revolving Loan” shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan, a ~~Eurodollar~~SOFR Loan or ~~a LIBOR~~an Index Rate Loan.

“Rights of Administration” shall mean all rights of whatsoever nature in the Music Collateral, including, but not limited to, the rights to publish, administer, license, and exploit in any and all media of whatsoever nature, whether now known or hereafter devised, deal in, transfer or otherwise dispose of the Musical Compositions or any of them or any right therein throughout the world, and to collect all income, compensation or consideration of whatsoever nature arising out of the exercise of such Rights of Administration; the right to institute, pursue and compromise all claims and choses in action existing at, on or after the Closing Date no matter when the same arose or arising at any time from or after Closing Date; and the right to undertake audit examinations of administrators, publishers, licensees and other users of the Musical Compositions or of any Person who deals in or controls any rights in and to any of the Music Collateral and to retain the results thereof.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, if it ceases to be an EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned more than 50%, individually or in the aggregate, directly or indirectly, or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“~~Screen Rate~~Second Amendment Effective Date” shall mean ~~the rate specified in clause (a) of the definition of Adjusted LIBO Rate~~December 16, 2022.

“Second Amendment Fee Letter” shall mean that certain Fee Letter dated as of November 1, 2022, executed by Truist Securities, Inc. and Truist Bank and accepted by the Borrower.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Lender-Related Hedge Providers and the Bank Product Providers.

“Securitization Subsidiary” shall mean any subsidiary of Parent formed for the sole purpose of participating in one or more securitization financing facilities and other activities reasonably related thereto.

“SOFR” shall mean~~, with respect to any Business Day,~~  a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR ~~Administrator’s Website~~Loan” shall mean ~~the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~a Loan that bears interest at a rate based on Term SOFR.

“Sole Lead Arranger” shall mean Truist Securities, Inc., in its capacity as sole lead arranger in connection with this Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, taking into account any rights of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; and (e) with regards to any Person that is an entity organized under English Law, it is not in a situation where (i) it is unable or admits its inability to pay its debts as they fall due, (ii) it suspends or threatens to suspend making payments on all or a class of its debts; (iii) by reason of actual or anticipated financial difficulties, commences negotiations with all or a class of its creditors (excluding any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness or (iv) a moratorium is declared in respect of all or a class of its indebtedness of it. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Merger Agreement Representations” shall mean each of the representations made by or on behalf of the Borrower, any Affiliate or Subsidiary thereof, or their respective businesses, as set forth in the Merger Agreement, in each case, that are material to the interests of the Lenders (in their capacities as such), but only to the extent that Parent has the right to terminate its obligations under the Merger Agreement, or to decline to consummate the Parent Acquisition as a result of a breach of such representations in the Merger Agreement.

“Specified Representations” shall mean the representations set forth in Sections 4.1(i) (solely with respect to the Loan Parties), 4.2, 4.3(b) (solely with respect to the Loan Parties), 4.7, 4.9, 4.15 (solely with respect to the Loan Parties together as a whole and clauses (a) through (d) of the definition of Solvent), 4.17 (after giving effect to the last paragraph of Section 3.1), 4.20(b) (solely with respect to the use or proceeds of the Loans on the Closing Date) and 4.21 (solely with respect to clause (c) of the second sentence thereof) of this Agreement.

“Storage Facility Access Letter” shall mean a letter, in form and substance reasonably satisfactory to the Administrative Agent, by and among the landlord, owner and/or any other Person controlling any location at which any Loan Party stores any Master Recordings constituting Collateral with a fair market value in excess of $1,000,000, the applicable Loan Party and the Administrative Agent, pursuant to which such landlord, owner or other Person, as applicable, shall, among other things, waive any lien on the Collateral and agree to permit the Administrative Agent to enter such location in order to enforce its remedies available under the Loan Documents following the occurrence and during the continuance of an Event of Default, including any Storage Facility Access Letter delivered by a Person in connection with the Existing Credit Agreement.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent; provided, however, “Subsidiary” shall not include, except for purposes of Section 5.1(a), any Securitization Subsidiary.

“Subsidiary Loan Party” shall mean any Subsidiary (a) that executes or becomes a party to the Guaranty and Security Agreement, (b) that delivers a Collateral Document in such Subsidiary’s Relevant Jurisdiction that grants a Lien on such Subsidiary’s personal property and (c) 100% of the issued and outstanding Capital Stock of such Subsidiary (excluding for the avoidance of doubt directors’ qualifying shares and other nominal amounts of Capital Stock that are required to be held by other Persons under applicable law) is subject to a first-priority fully-perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to a Collateral Document in such Subsidiary’s Relevant Jurisdiction, in each case, as required by Section 5.12.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean,

~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Index Rate” shall mean the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Term SOFR Index Rate Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Index Rate Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, the Term SOFR Index Rate will be the Term SOFR Reference Rate for such one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Index Rate Determination Day.

“Term SOFR ~~Notice~~Reference Rate” shall mean ~~a notification~~the rate per annum determined by the Administrative Agent ~~to~~as the ~~Lenders and the Borrower of the occurrence of a Term~~forward-looking term rate based on SOFR ~~Transition Event~~.

~~“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Term SOFR.~~

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, including any Trademark Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the Adjusted LIBO Rate~~Term SOFR, the ~~One Month LIBOR~~ Index Rate or the Base Rate.

“UK” and “United Kingdom” each mean the United Kingdom of Great Britain and Northern Ireland.

“UK Loan Party” shall mean any Loan Party incorporated under the laws of England and Wales.

~~“UK Pledge Agreement” shall mean any charge over shares (or similar document) made by a Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties granting a charge over the Capital Stock in a UK Loan Party, both on the Closing Date and thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agent.~~

“UK Debenture” shall mean any debenture (or similar agreement) entered into by a UK Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Law Security Documents” shall mean each UK Debenture and UK Pledge Agreement.

“UK Pledge Agreement” shall mean any charge over shares (or similar document) made by a Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties granting a charge over the Capital Stock in a UK Loan Party, both on the Closing Date and thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfinanced Cash Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by the Consolidated Group during such period in cash but excluding any such Capital Expenditures financed with Indebtedness permitted under Section 7.1(c) or that constitute reinvestment of proceeds as permitted under Section 2.12(a).

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the accumulated benefit obligation under the Plan, as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Accounting Standards Codification Topic 715, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Cash” shall mean cash and cash equivalents of the Loan Parties in a Controlled Account as shown on the consolidated balance sheet of Parent and its Subsidiaries and as reflected on the most recent Compliance Certificate delivered to Administrative Agent; provided, however, that amounts calculated under this definition shall exclude any amounts held by any Loan Party in escrow, trust or other fiduciary capacity for or on behalf of a holder of an Outside Interest, client, customer or similar Person of any Loan Party.

“Unused Fee” has the meaning set forth in Section 2.14(b) hereof.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g)(ii)(B)(3).

“Valuation” shall mean (a) with respect to Section 5.1(~~e~~f) ~~and~~in any Fiscal Year, an annual valuation of the fair market value of the Music Library of the Consolidated LTV Group as of the end of such Fiscal Year prepared by an Approved Valuation Consultant, and (b) otherwise with respect to any Music Library, a valuation of the fair market value of such Music Library prepared by an Approved Valuation Consultant; provided that the discount rate used in any such Valuation shall be no less than 8.75%.

“Value” shall mean fair market value of the Music Library of the Consolidated LTV Group based on:

(i)            the most recent Valuation delivered to the Administrative Agent for each portion of the Music Library; and

(ii)           in connection with any Permitted Acquisition(s) or other Acquisitions approved by the Required Lenders consummated ~~during such Fiscal Year~~ by a member of the Consolidated LTV Group with a purchase price in excess of the Acquisition Valuation Threshold and consummated after the ~~delivery~~date of the Valuation referred to in clause (i), the Acquisition Valuation delivered pursuant to clause (iv) of the definition of “Permitted Acquisition”; and

(iii)          ~~in connection with any Permitted Acquisition(s) or other Acquisition(s) approved by the Required Lenders consummated during such Fiscal Year~~the purchase price allocated to and paid for any Music Library acquired by a member of the Consolidated LTV Group ~~with an~~for which a Valuation has not yet been obtained so long as the aggregate ~~purchase price which~~amount of “Value” included pursuant to this clause (iii) does not exceed the Financial Covenant Valuation Threshold ~~and consummated after the delivery of the Valuation referred to in clause (i), the aggregate purchase price of any Music Library which will be owned by a member of the Consolidated LTV Group after giving effect to such Permitted Acquisition(s) or other Acquisition(s) approved by the Required Lenders, provided that the purchase price of any such Acquisition causing the aggregate purchase price to exceed~~(it being understood that, for the avoidance of doubt, any purchase price allocated to and paid for any Music Product that is in excess of the Financial Covenant Valuation Threshold ~~occurring~~provided in this clause (iii) shall be excluded from “Value” unless and until a Valuation covering such Music Product is delivered); provided that, notwithstanding the foregoing, the purchase price of any Music Product acquired in a Permitted Acquisition pursuant to which the consideration paid causes the Financial Covenant Valuation Threshold to be exceeded but that is consummated within three months ~~of~~prior to the date ~~when the~~that an annual Valuation ~~would otherwise be~~is required to be delivered pursuant to Section 5.1(f) shall be included in ~~determining~~ “Value”; ~~and~~

provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated (x) a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, Value shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or (y) any Disposition of any Person, business or asset included in the Music Library, Value shall be calculated on a Pro Forma Basis with respect to such Disposition;

provided further that, for the avoidance of doubt, for the purposes of calculating compliance with the financial covenants set forth in Article VI, (A) Value shall not include any interest in any Music Library held by a Person which is not a member of the Consolidated LTV Group (solely to the extent of such Person’s direct interest in such Music Library) and (B) Value shall not include any Music Product that are “futures” (or analogous assets, including “incremental risk assets”) to the extent such ~~“futures” are~~Music Product in the aggregate is in excess of 10% of the Music Library~~.~~;

provided further that, notwithstanding anything to the contrary contained herein, the Value of the Music Library of the Consolidated LTV Group or of any member of the Consolidated LTV Group shall only include Music Product in which the applicable member(s) of the Consolidated LTV Group have a direct (as opposed to indirect) interest, shall include any interest in any Music Product directly held by a member of the Consolidated LTV Group regardless of whether any other member of the Consolidated LTV Group or any other Person has any direct or indirect interest in such Music Product and shall not include any interest in any Music Product by any Person that is not a member of the Consolidated LTV Group, regardless of whether a member of the Consolidated LTV Group owns all or any portion of the Capital Stock of such other Person;

provided further that, for the avoidance of doubt, clauses (i), (ii) or (iii) above shall apply without duplication (i.e., no Music Library or portion of any Music Library shall be included in more than one of clauses (i), (ii) or (iii) above, as applicable).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.            Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “~~Eurodollar~~SOFR Loan”, “~~LIBOR~~ Index Rate Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g. “~~Eurodollar~~SOFR Borrowing”, “Index Rate Borrowing” or “Base Rate Borrowing”).

Section 1.3.            Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting or financial terms used herein shall be interpreted, all accounting or financial determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a); provided that if Parent notifies the Administrative Agent that Parent wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies Parent that the Required Lenders wish to amend Article VI for such purpose), then Parent’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein, or (ii) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

Section 1.4.            Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and degrees, of all Governmental Authorities. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Except as otherwise provided herein and unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (v) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of Exhibits and Schedules to this Agreement and (vi) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

Section 1.5.            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.6.            ~~LIBOR~~Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Term SOFR or the Index Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR, the Index Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, the Index Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, the Index Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

~~. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. Recent announcements by regulators have signaled a transition away from LIBOR, and, as a result, LIBOR may no longer be available or appropriate for purposes of serving as a reference rate for Eurodollar Loans in the near future.~~

~~Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.16(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e), of any change to the reference rates upon which the interest rates on Eurodollar Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Adjusted LIBO Rate”, “One Month LIBOR Index Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.16(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or the One Month LIBOR Index Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.~~

Article II
AMOUNT AND TERMS OF THE REVOLVING COMMITMENTS

Section 2.1.            General Description of Facilities. Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2.

Section 2.2.            Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3.            Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing and each ~~LIBOR~~ Index Rate ~~Loan~~Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to the requested date of each ~~Eurodollar~~SOFR Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (a) the aggregate principal amount of such Borrowing, (b) the date of such Borrowing (which shall be a Business Day), (c) the Type of such Revolving Loan comprising such Borrowing and (d) in the case of a ~~Eurodollar~~SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans, ~~LIBOR~~ Index Rate Loans or ~~Eurodollar~~SOFR Loans, as the Borrower may request. The aggregate principal amount of each ~~Eurodollar~~SOFR Borrowing shall not be less than $1,000,000 or a larger multiple of $1,000,000 (unless otherwise agreed to by the Administrative Agent), and the aggregate principal amount of each Base Rate Borrowing or ~~LIBOR~~ Index Rate Borrowing shall not be less than $500,000 or a larger multiple of $100,000 (unless otherwise agreed to by the Administrative Agent); provided that a ~~Eurodollar~~SOFR Borrowing, ~~Base~~Index Rate Borrowing or ~~LIBOR Index~~Base Rate Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the Aggregate Revolving Commitments. At no time shall the total number of ~~Eurodollar~~SOFR Borrowings outstanding at any time exceed four (4) or such greater amount approved by the Administrative Agent. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4.            Intentionally Omitted.

Section 2.5.            Intentionally Omitted.

Section 2.6.            Funding of Borrowings. Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(a)            Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)            All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7.            Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Notice of Revolving Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. on the requested date of a conversion into a Base Rate Borrowing or ~~a LIBOR~~an Index Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a ~~Eurodollar~~SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing, ~~LIBOR~~an Index Rate Borrowing or a ~~Eurodollar~~SOFR Borrowing, and (iv) if the resulting Borrowing is to be a ~~Eurodollar~~SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for ~~Eurodollar~~SOFR Borrowings, ~~LIBOR~~ Index Rate Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)            If, on the expiration of any Interest Period in respect of any ~~Eurodollar~~SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a ~~Eurodollar~~SOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any ~~Eurodollar~~SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)            Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.            Optional Reduction and Termination of Revolving Commitments.

(a)            Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

(b)            Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), provided that a notice of termination or reduction of the Revolving Commitments delivered under this Section 2.8 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $1,000,000 and any larger multiple of $1,000,000 (unless otherwise agreed to by the Administrative Agent), and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders.

(c)            With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender.

Section 2.9.            Repayment of Loans.

(a)            The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

(b)            [intentionally omitted].

Section 2.10.          Evidence of Indebtedness.

(a)            Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each ~~Eurodollar~~SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, absent manifest error; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)            This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.         Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any ~~Eurodollar~~SOFR Borrowing, 11:00 a.m. not less than three (3) U.S. Government Securities Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing or ~~a LIBOR~~an Index Rate Borrowing, 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a ~~Eurodollar~~SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12.         Mandatory Prepayments.

(a)            No later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any proceeds of any sale or disposition by the Borrower or any of its Subsidiaries of any of its assets, or any proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, the Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of commissions, Taxes and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates); provided that the Borrower shall not be required to prepay the Obligations with respect to (i) proceeds from the sales of assets in the ordinary course of business, (ii) proceeds from other asset sales permitted under Section 7.6 and (iii) proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings that are reinvested in assets then used or usable in the business of the Borrower and its Subsidiaries within 180 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 180-day period and actually reinvested within 360 days following receipt thereof, so long as such proceeds are held in Controlled Accounts at Truist Bank or subject to Control Account Agreements until reinvested. Any such prepayment shall be applied in accordance with subsection (d) of this Section 2.12.

(b)            No later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any proceeds from any issuance of Indebtedness by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates); provided that the Borrower shall not be required to prepay the Obligations with respect to proceeds of Indebtedness permitted under Section 7.1. Any such prepayment shall be applied in accordance with subsection (d) of this Section 2.12.

(c)            [Intentionally Omitted].

(d)            Any prepayments made by the Borrower pursuant to subsection (a) or (b) of this Section 2.12 shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; fourth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clause fourth above, unless an Event of Default has occurred and is continuing and the Required Lenders so request.

(e)            If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied as follows: first, to the Base Rate Loans and ~~LIBOR~~ Index Rate Loans to the full extent thereof; and second, to the ~~Eurodollar~~SOFR Loans to the full extent thereof.

Section 2.13.         Interest on Loans.

(a)            The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time; (ii) each ~~LIBOR~~ Index Rate Loan at the ~~LIBOR~~ Index Rate plus the Applicable Margin in effect from time to time and (iii) each ~~Eurodollar~~SOFR Loan at ~~the Adjusted LIBO Rate~~Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)            Notwithstanding subsection (a) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all ~~Eurodollar~~SOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such ~~Eurodollar~~SOFR Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans ~~and LIBOR~~(or Index Rate Loans, as applicable) and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans (or Index Rate Loans, as applicable).

(c)            Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date. Interest on all ~~LIBOR~~ Index Rate Loans shall be payable in arrears on the last day of each calendar month, ~~beginning October 31, 2019,~~ and on the Revolving Commitment Termination Date. Interest on all outstanding ~~Eurodollar~~SOFR Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any ~~Eurodollar~~SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(d)            The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(e)            In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (subject to consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14.         Fees.

(a)            The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)            The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Unused Fee”), which shall be paid quarterly in arrears on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period in an amount equal to 0.25% per annum.

(c)            The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Closing Date.

(d)            The Borrower shall pay on the Second Amendment Effective Date to the Administrative Agent and its affiliates all fees in the Second Amendment Fee Letter that are due and payable on the Second Amendment Effective Date.

(e)            ~~(d)~~ Accrued fees under subsection (b) of this Section 2.14 shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2021 and on the Revolving Commitment Termination Date.

Section 2.15.          Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.          Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a)            ~~If~~Inability to Determine SOFR. Subject to paragraphs (b) through (f) below, if, prior to the commencement of any Interest Period for any ~~Eurodollar~~SOFR Borrowing or ~~LIBOR~~ Index Rate ~~Loan~~Borrowing:

(i)             the Administrative Agent shall have determined (which determination shall be conclusive ~~and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or~~absent manifest error) that “Term SOFR” or the “Index Rate” cannot be determined pursuant to the definition thereof, or

(ii)            the Administrative Agent shall have received notice from the Required Lenders that ~~the Adjusted LIBO Rate or the One Month LIBOR Index Rate~~Term SOFR for such Interest Period or the Index Rate will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their ~~Eurodollar~~SOFR Loans for such Interest Period or their ~~LIBOR~~ Index Rate Loans, as applicable, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. ~~Until~~ Upon notice thereof by the Administrative Agent ~~shall notify~~to the Borrower ~~and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations~~, any obligation of the Lenders to make ~~Eurodollar Revolving~~SOFR Loans or ~~LIBOR~~Index Rate Loans, and any right of the Borrower to continue SOFR Loans or Index Rate Loans or to ~~continue or convert outstanding Loans as or into Eurodollar Loans or LIBOR~~convert Base Rate Loans to SOFR Loans or Index Rate Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or Index Rate Loans (to the extent of the affected SOFR Loans or Index Rate Loans or affected Interest Periods) or, failing that, the Borrower shall be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans or Index Rate Loans shall be ~~suspended and (ii) all such affected Loans shall be~~deemed to have been converted into Base Rate Loans ~~on~~(A) at the ~~last day~~end of the ~~then current~~applicable Interest Period ~~applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing or One Month LIBOR Index Rate Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing or One Month LIBOR Index Rate Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.~~in the case of SOFR Loans or (B) at the end of the current calendar month in the case of Index Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the “Index Rate” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)            Benchmark Replacement.

(~~b~~i)          Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

~~(c)            Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~

(ii)            No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.16.

(~~d~~c)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~e~~d)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (~~v~~y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(~~f~~e)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~, the Adjusted LIBO Rate or the One Month LIBOR Index~~ Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be ~~no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~g~~f)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar~~SOFR Borrowing or ~~LIBOR~~ Index Rate Borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans or ~~LIBOR~~ Index Rate ~~Loan~~Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.17.          Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any ~~Eurodollar~~SOFR Loan or ~~LIBOR~~ Index Rate Loan or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate Term SOFR or the Index Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make ~~Eurodollar Revolving~~SOFR Loans or ~~LIBOR~~ Index Rate ~~Loan~~Loans, or to continue or convert outstanding Loans as or into ~~Eurodollar~~SOFR Loans or ~~LIBOR~~ Index Rate ~~Loan~~Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) thereof. In the case of the making of a ~~Eurodollar~~SOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected ~~Eurodollar~~SOFR Loan or ~~LIBOR~~ Index Rate Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) (A) for a SOFR Loan, on the last day of the then current Interest Period applicable to such ~~Eurodollar Loan~~SOFR Loan and (B) for an Index Rate Loan, at the end of the current calendar month, in each case if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately ~~in the case of a LIBOR Index Rate Loan~~ if such Lender shall determine that it may not lawfully continue to maintain such ~~Eurodollar~~SOFR Loan or ~~LIBOR~~ Index Rate ~~Loan~~Loans to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, bet determined by the Administrative Agent without reference to clause (c) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.

Section 2.18.          Increased Costs.

(a)            If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of ~~the Adjusted LIBO Rate~~Term SOFR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in ~~the Adjusted LIBO Rate~~Term SOFR); or

~~(ii) impose on any Lender or the Eurodollar interbank market any other condition (other than Taxes) affecting this Agreement or any Eurodollar Loans made by such Lender or any participation therein; or~~

(ii)            ~~(iii)~~ subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a ~~Eurodollar~~SOFR Loan or an Index Rate Loan,

then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)            If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Parent Company for any such reduction suffered.

(c)            A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender, specified in subsection (a) or (b) of this Section 2.18 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 2.19.          Funding Indemnity. In the event of (a) the payment of any principal of a ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any ~~Eurodollar~~SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a ~~Eurodollar~~SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such ~~Eurodollar~~SOFR Loan if such event had not occurred at ~~the Adjusted LIBO Rate~~Term SOFR applicable to such ~~Eurodollar~~SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such ~~Eurodollar~~SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such ~~Eurodollar~~SOFR Loan for the same period if ~~the Adjusted LIBO Rate~~Term SOFR were set on the date such ~~Eurodollar~~SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such ~~Eurodollar~~SOFR Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.          Taxes.

(a)            Defined Terms. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), Section 2.20(g)(ii)(B) and Section 2.20(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed originals of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct or indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and third, to all principal of the Loans then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower will make such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22.          Intentionally Omitted.

Section 2.23.          Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.24.          Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.25.          Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)            Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the applicable facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.26.          Increase of Revolving Commitments; Additional Lenders.

(a)            From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (each such increase, an “Incremental Revolving Commitment”) so long as the following conditions are satisfied:

(i)            the aggregate principal amount of all such Incremental Revolving Commitments made pursuant to this Section after the ~~Closing~~Second Amendment Effective Date shall not exceed $~~50,000,000~~150,000,000 (the principal amount of each such Incremental Revolving Commitment, the “Incremental Commitment Amount”);

(ii)            the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with any such proposed increase;

(iii)            at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and since March 31, 2020, there shall have been no change with respect to Parent and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(iv)            any Incremental Revolving Commitments provided pursuant to this Section shall be on the same terms of this Agreement and the other Loan Documents (other than any upfront or similar fees) and any Borrowing thereunder shall be subject to the same conditions of this Agreement and the other Loan Documents.

(b)            The Borrower shall provide at least 30 days’ written notice (or such shorter number of days as the Administrative Agent may agree) to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Revolving Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment. Each Increasing Lender shall as soon as practicable, and in any case within 15 days (or such shorter number of days as the Administrative Agent may provide) following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Revolving Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days (or such shorter number of days as the Administrative Agent may provide) after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment. The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Revolving Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Revolving Commitments among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.

(c)            Subject to subsections (a) and (b) of this Section, any Incremental Revolving Commitment requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)             an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, duly executed by the Borrower, by each Additional Lender and by each Increasing Lender (which may include telecopy or other electronic transmission of signed signature pages), setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)            evidence that the Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders as required or agreed to be paid in connection with the Incremental Revolving Commitment, including reasonable fees, charges and disbursements of counsel to the Administrative Agent;

(iii)           such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Revolving Commitment and such opinions of counsel for the Borrower with respect to such Incremental Revolving Commitment as the Administrative Agent may reasonably request;

(iv)           results of UCC, tax and judgment lien search reports (excluding, for the avoidance of doubt, intellectual property searches) from applicable jurisdictions;

(v)            a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a)(iii) and (v) of this Section has been satisfied;

(vi)           to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Revolving Commitments, issued by the Borrower in accordance with Section 2.10; and

(vii)          any other certificates or documents (including, without limitation, officer’s certificates and ratification agreements executed by each Loan Party and Holdings) that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

(d)            Upon the effectiveness of any such Incremental Revolving Commitment, the Revolving Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments, which may include the Lenders making advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Lenders (including, without limitation, any Additional Lenders), on a pro rata basis in accordance with their respective Revolving Commitments hereunder (after giving effect to the Incremental Revolving Commitment). Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing and Schedule I shall automatically be deemed amended accordingly. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to ensure pro rata allocations of ~~Eurodollar~~SOFR Loans, Index Rate Loans and Base Rate Loans between Revolving Loans incurred pursuant to this Section and Revolving Loans outstanding immediately prior to any such incurrence).

Article III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1.           Conditions to Effectiveness. The amendment and restatement of the Existing Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)            The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Sole Lead Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least one Business Day prior to the Closing Date) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Sole Lead Arranger.

(b)            The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

(i)             a counterpart of this Agreement and each of the Loan Documents to be entered into as of the Closing Date (including the UK Law Security Documents but subject to the last paragraph of this Section 3.1) signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)            a certificate of the Secretary or Assistant Secretary (or, in the case of UK Loan Parties, an authorized signatory) of each Loan Party in the form of Exhibit 3.1(b)(ii), attaching and certifying copies of its bylaws, partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party, executing the Loan Documents to which it is a party;

(iii)           certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together (except with respect to UK Loan Parties) with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party, and in the case of the Borrower, a certificate from the Secretary of State of New York that the Borrower is qualified as a foreign corporation;

(iv)           a favorable written opinion of (x) Cravath, Swaine & Moore LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request, (y) Slaughter and May, special English counsel to the Borrower and each UK Loan Party, addressed to the Administrative Agent and each of the Lenders, and covering such English law matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request and (z) Greenberg Traurig, LLP (London), special UK counsel to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(v)            a duly executed Notice of Revolving Borrowing for any initial Revolving Borrowing;

(vi)           copies of (A) the internally prepared quarterly financial statements of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended December 31, 2020 and (B) the audited consolidated and unaudited consolidating financial statements for the Borrower and its Subsidiaries for the Fiscal Year ended March 31, 2020; provided that, the Administrative Agent hereby acknowledges receipt of such copies;

(vii)          a certificate, dated the Closing Date and signed by a Responsible Officer of Parent, confirming that Parent and the other Loan Parties on a consolidated basis are Solvent after giving effect to the (solely with respect to clauses (a) through (d) of the definition thereof) funding of any initial Revolving Borrowing on the Closing Date and the consummation of the transactions contemplated to occur on the Closing Date;

(viii)         subject to the last paragraph of this Section 3.1, the Guaranty and Security Agreement, duly executed by each of the Loan Parties, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) a Perfection Certificate, duly completed and executed by the Parent, (C) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, (D) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned by any Loan Party (other than any such shares which are uncertificated) and (E) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(ix)            the Administrative Agent shall have received payment of the principal of and interest on, and all other amounts owing in respect of the Indebtedness under the Existing Credit Agreement shall have been refinanced in full, and all other Indebtedness of Parent or any Subsidiary (other than Indebtedness permitted by Section 7.2 hereof) shall have been (or shall be substantially concurrently) paid in full; and

(x)            at least five Business Days prior to the Closing Date, all documentation and other information reasonably requested by the Administrative Agent at least 10 Business Days prior to the Closing Date and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;

(c)            substantially simultaneously with the funding of the initial Borrowings under this Agreement on the Closing Date, the Acquisition shall be consummated in accordance with the terms of the Merger Agreement, but without giving effect to any alteration, amendment, change, supplement, waiver or consent that are materially adverse to the interests of the Lenders in their capacities as such, in any such case without the consent of Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that any alteration, supplement, amendment, modification, waiver or consent that modifies the provisions of the Merger Agreement relating to the definition of “Material Adverse Effect” under the Merger Agreement shall be deemed to be materially adverse to the interests of the Lenders);

(d)            no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since April 14, 2021;

(e)            the Specified Representations shall be true and correct in all material respects (or if qualified by materiality or “material adverse effect”, in all respects); and

(f)             the Specified Merger Agreement Representations shall be true and correct.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding the foregoing, to the extent any Collateral (including the creation or perfection of any Lien) is not or cannot be provided on the Closing Date (other than (i) Collateral in which a security interest can be perfected by filing a Uniform Commercial Code financing statement, (ii) a pledge of the capital stock of the Borrower and the Subsidiary Loan Parties with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock certificate or equivalent certificate, and (iii) the delivery and execution of all required forms and documentation necessary to effect all intellectual property security filings (and which shall be in appropriate form for filing) with the United States Patent and Trademark Office or the United States Copyright Office), then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of Loans on the Closing Date but may instead be delivered and/or perfected as provided in Section 3.3.

Section 3.2.          Conditions to Each Credit Event. The obligation of each Lender to make a Loan after the Closing Date on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)            at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist;

(b)            at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) and provided that the representation of the Borrower in the last sentence of Section 4.4 shall be deemed to be made from the date of the latest financial statement required to be delivered pursuant to Section 5.1(a);

(c)            the Borrower shall have delivered the required Notice of Revolving Borrowing; and

(d)            Parent and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Article VI as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Administrative Agent, calculated after giving effect to such Borrowing.

Each Borrowing shall be deemed to constitute a representation and warranty by Parent and the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (d) of this Section 3.2.

Section 3.3.           Post-Closing Requirements. The items listed on Schedule 3.3 shall be delivered in accordance with the time periods set forth on Schedule 3.3 (in each case as extended by the Administrative Agent in its discretion from time to time).

Article IV
REPRESENTATIONS AND WARRANTIES

Parent and the Borrower represent and warrant to the Administrative Agent and each Lender as follows:

Section 4.1.           Existence; Power. Parent and each of its Subsidiaries (i) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.           Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by the Borrower and Parent and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower, Parent or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.           Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any material Requirement of Law applicable to Parent or any of its Subsidiaries or any material judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any material Contractual Obligation of Parent or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any material payment to be made by Parent or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4.           Financial Statements. The Borrower has furnished to the Administrative Agent (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2020, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, audited by Deloitte, LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020 and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since March 31, 2020, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect

Section 4.5.           Litigation and Environmental Matters.

(a)            No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or the Music Collateral (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)            Except for the matters set forth on Schedule 4.5 and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.6.           Compliance with Laws and Agreements. Parent and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except, in each case, where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7.           Investment Company Act. Neither Parent nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8.         Taxes. Parent and its Subsidiaries have timely filed or caused to be filed all material Tax returns that are required to be filed by them, and have paid all material Taxes shown to be due and payable on such returns, except where the same are currently being contested in good faith by appropriate proceedings and for which Parent or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.         Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10.       Pension. Each Plan is in material compliance in form and operation with its terms and with ERISA and the Code and all other applicable U.S. laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable U.S. tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could result in a Material Adverse Effect. Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there exists no Unfunded Pension Liability with respect to any Plan. As of the Closing Date, none of Parent, any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Parent, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either individually or in the aggregate to result in a material liability to Parent or any of its Subsidiaries. Parent, each of its Subsidiaries and each ERISA Affiliate have made all material contributions required to be made to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring material contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. None of Parent, any of its Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a material liability to Parent or any of its Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. Neither Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there exists no Unfunded Pension Liability with respect to any Non-U.S. Plan. Parent is not and will not be (a) an employee benefit plan subject to ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA. Any UK Loan Party or its Subsidiaries is not or has not at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole). Holdings or any of its Subsidiaries is not or has not at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole).

Section 4.11.       Ownership of Property; Insurance.

(a)           Each of Parent and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by Parent or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and except in the case of Real Estate, for minor defects in title that could not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All leases that individually or in the aggregate are material to the business or operations of Parent and its Subsidiaries are valid and subsisting and are in full force.

(b)           Except with respect to the Material Music Copyrights as to which the representations in Section 4.22 shall apply, each of Parent and its Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and, to Parent’s knowledge, the use thereof by Parent and its Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)           The properties of Parent and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Parent, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent or any applicable Subsidiary operates.

(d)           As of the Closing Date, neither Parent nor any of its Subsidiaries owns any Real Estate.

Section 4.12.       Disclosure. As of the Closing Date, Parent has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which Parent or any of its Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except any matters that generally affect the industries in which Parent or any of its Subsidiaries operate. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. Neither the Lender’s Presentation nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

Section 4.13.       Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Parent or any of its Subsidiaries, or, to Parent’s knowledge, threatened against or affecting Parent or any of its Subsidiaries, and no material unfair labor practice charges or grievances are pending against Parent or any of its Subsidiaries, or, to Parent’s knowledge, threatened against any of them before any Governmental Authority. All payments due from Parent or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Parent or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.       Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of each Subsidiary of Parent, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of Parent and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

Section 4.15.       Solvency. On the Closing Date, after giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement and the Parent Acquisition, Parent, together with the other Loan Parties, taken as a whole and on a consolidated basis, is Solvent.

Section 4.16.       Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17.       Collateral Documents.

(a)           The Guaranty and Security Agreement, upon execution and delivery thereof by the parties thereto is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein) to the extent a security interest therein can be created under the UCC, and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the security interest created under the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2. When the certificates evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

(b)           When the filings in subsection (a) of this Section 4.17(b) are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the security interest created under the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Patents, Trademarks and Copyrights acquired or developed by the Loan Parties after the Closing Date).

(c)           Subject to any applicable Legal Reservations (i), the UK Pledge Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Capital Stock of the UK Loan Parties; (ii) when certificates evidencing all Capital Stock pledged pursuant to the UK Pledge Agreement are delivered to the Administrative Agent together with appropriate stock transfer forms duly executed in blank, the Lien purported to be granted under the UK Pledge Agreement on such Capital Stock shall be a fully perfected first priority security interest; and (iii) the UK Pledge Agreement will upon registration at Companies House and payment of associated fees have first ranking priority under English law.

(d)           Subject to any applicable Legal Reservations, (i) the UK Debenture is effective to create legal, valid and enforceable Liens in the assets of the UK Loan Parties; (ii) the UK Debenture will upon registration at Companies House and payment of associated fees and (iii) subject to the extent required by this Agreement, registration of the Liens at the UK Intellectual Property Office and payment of associated fees have first ranking priority under English law other than with respect to Liens expressly permitted by Section 7.2.

Section 4.18.       Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “EU Regulation”), ~~any UK~~(i) each Loan ~~Party’s~~Party (to the extent such Loan Party is subject to the EU Regulation) has its centre of main interest situated in its jurisdiction of incorporation or organization and no Loan Party (to the extent such Loan Party is subject to the EU Regulation) has an “establishment” (as that term is used in Article ~~3(1) of the Regulation) is situated in England and Wales and it has no establishment (as that term is used in Article~~ 2(10) of the EU Regulation) in any other jurisdiction, and (ii) no Loan Party (to the extent such Loan Party is subject to the EU Regulation) has its centre of main interest other than as situated in its jurisdiction or incorporation and organization.

Section 4.19.       Material Agreements. As of the Closing Date, all Material Agreements of Parent and its Subsidiaries (other than Music Agreements) are described on Schedule 4.19, and each such Material Agreement is in full force and effect. Parent does not, as of the Closing Date, have any knowledge of any pending amendments or threatened termination of any of such Material Agreements. As of the Closing Date, Parent has delivered to the Administrative Agent a true, complete and correct copy of each such Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.20.       Sanctions and Anti-Corruption Laws.

(a)           Neither Parent nor any of its Subsidiaries or, to the knowledge of Parent or such Subsidiaries, any of their respective directors, officers, employees or agents acting or benefiting in any capacity in connection with this Agreement, is a Sanctioned Person.

(b)           Each of Parent and its Subsidiaries has conducted their businesses in compliance with Anti-Corruption Laws and applicable Sanctions and has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions.

Section 4.21.       Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 4.22.       Material Music Copyrights. With respect to the Material Music Copyrights, Schedule 4.22 constitutes a true, complete and correct list of: (i) (u) the title or titles of each of the Musical Compositions; (w) the names of the writer(s) who wrote and/or composed each Musical Composition; (x) the names of any co-owners of each Musical Composition; (y) Parent’s or its Subsidiaries’ and any co-owners’ percentage ownership, if any, with respect to each Musical Composition and (z) where Parent or its Subsidiaries does not own the copyright to such Musical Composition, a description of the economic rights which Parent or its Subsidiaries has in such Musical Composition and (ii) (u) the title or titles of each of the Master Recordings; (w) the names of the writer(s) who wrote and/or composed or artist who recorded each Master Recording; (x) the names of any co-owners of each Master Recording; (y) Parent’s or its Subsidiaries’ and any co-owners’ percentage ownership, if any, with respect to each Master Recording and (z) where Parent or its Subsidiaries does not own the copyright to such Master Recording, a description of the economic rights which Parent or its Subsidiaries has in such Master Recording. Furthermore, Parent and the Borrower represent the following:

(a)           The Borrower or its Subsidiaries owns its percentage ownership, or other economic interest in each of the Material Music Copyrights as described on Schedule 4.22 and all right, title and interest therein, including, to the extent a copyright ownership interest is set forth on Schedule 4.22.

(b)           The right, title and interest of Borrower or its Subsidiaries in and to each of the Material Music Copyrights (other than those Material Music Copyrights in which Borrower or its Subsidiaries only has an economic interest, as described on Schedule 4.22 as such Schedule may be updated from time to time pursuant to Section 5.1(g)) includes the benefit of any and all material causes of action, including those for infringement, audit, under payment of royalties or non-payment of royalties, whether now known or unknown, to the extent such material causes of action and the benefit thereof are available under contract, at law or in equity, and to the extent the same have not been resolved or are otherwise time-barred, except as set forth on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g) and except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters.

(c)           Subject to the terms and conditions of the applicable Music Agreement pursuant to which Borrower or its Subsidiaries’ rights in each Material Music Copyright were acquired or are governed, Borrower or its Subsidiaries owns and controls all rights (and Rights of Administration with respect to Material Music Copyrights constituting Musical Compositions) in and to its ownership interests in each of the Material Music Copyrights (other than those Material Music Copyrights in which Borrower or its Subsidiaries only has an economic interest, as described on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g)) throughout the world, except as set forth on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g) for a period that extends for the full term of Borrower’s or its Subsidiaries’ ownership or control of such Material Music Copyrights, including all renewals thereof if any, but subject to any statutory rights of termination owned or held by any writers or owners or holder of any Outside Interests.

(d)           No Material Music Copyrights are currently subject to any actual, pending or, to Parent’s knowledge, potential lawsuit, claim, assertion, allegation, cause of action or other statement either challenging or disputing Borrower’s or its Subsidiaries’ right, title and interest in or to any one or more of the Material Music Copyrights or asserting any interest contrary thereto other than as disclosed to the Administrative Agent in writing. Additionally, as of the date of this Agreement, neither Parent nor its Subsidiaries has received any written notice of any actual or potential lawsuit, cause of action, claim, allegation, assertion or other statement during the period three (3) years prior to the Closing Date or if Parent or its Subsidiaries acquired such Material Music Copyright after such date, since the date of such acquisition and is not otherwise aware of any facts or circumstances which, if successful or true, would constitute a violation or material breach of the representations and warranties of Parent and the Borrower under this Section 4.22.

(e)           All certificates of copyright registration or, where expired, certificates of renewals of copyright registration regarding any one or more of the Material Music Copyrights have been duly and properly filed with or issued by the United States Register of Copyrights and the same have been duly and timely applied for and remain in effect, except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. All copyright assignments regarding any one or more of the Material Music Copyrights in which Parent or its Subsidiaries represents it holds or will hold a copyright ownership interest have been duly and properly filed with or recorded with the United States Register of Copyrights in the name of Parent or its Subsidiaries, except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. No action has, or to Borrower’s knowledge, will be taken or omitted which would destroy or impair the protection of any Material Music Copyrights under United States copyright law or any other statutory or common law copyright laws of any state or country or other jurisdiction.

(f)            Parent or its Subsidiaries has good and valid title in and to Parent’s or its Subsidiaries’ interest in and to each of the Material Music Copyrights as set forth on Schedule 4.22 and the Music Agreement relating to the Material Music Copyrights free and clear of all Liens except for Liens permitted under Section 7.2 hereof.

Section 4.23.       Music Agreements.

(a)           Each Material Music Copyright, other than Material Music Copyrights in which Parent or its Subsidiaries only owns an economic interest, was originally created by Parent or its Subsidiaries in whole or in part and/or was acquired by Parent or its Subsidiaries pursuant to valid, binding and enforceable written Music Agreements which are and continue to be valid, binding and enforceable against the parties thereto or governed thereby except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. Regarding each Material Music Copyright in which Parent or its Subsidiaries represents it owns an economic interest, such economic interest was acquired by Parent or its Subsidiaries pursuant to valid, binding and enforceable written Music Agreements which are and continue to be valid, binding and enforceable against the parties thereto or governed thereby except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters.

(b)           Neither Parent nor any of its Subsidiaries is in material breach of any Music Agreement with respect to any Material Music Copyright. All royalties, fees, or other amounts due and owing under the Music Agreements through and including the Closing Date including, without limitation, any such royalties, fees or other amounts due or resulting from the receipt of any funds or monies have been fully accounted for and paid or received, except where the failure to take any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)           Parent and each of its Subsidiaries has no knowledge and has received no written notice that any party to any one or more of the material Music Agreements desires or intends to cancel, terminate, rescind, diminish, reduce or limit the same or otherwise assert or make any claim for any breach or violation thereof except where any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d)           No Music Agreements are currently subject to any actual, pending or, to Parent’s knowledge, potential lawsuit, claim, assertion, allegation, cause of action or other statement either challenging or disputing Parent or its Subsidiaries’ right, title and interest in, to or under any one or more of the Music Agreements or asserting any breach, default, violation, failure or other transgression committed by Parent or its Subsidiaries thereunder except where any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Additionally, as of the Closing Date, neither Parent nor any of its Subsidiaries has been subject to or received any written notice of any actual or potential lawsuit, cause of action, claim, allegation, assertion or other statement during the period of three (3) years prior to the Closing Date or if Parent entered into such Music Agreement after such date, since the date Parent entered such Music Agreement, and is not, as of the Closing Date, otherwise aware of any facts or circumstances which, if successful or true, would constitute a violation or breach of the representations and warranties of Parent and the Borrower under this Section 4.23.

(e)           Except for any Music Agreements identified under this Agreement, neither Parent nor any of its Subsidiaries is bound by any arrangement concerning publication, subpublication, recording, distribution, or other exploitation of any one or more of the Material Music Copyrights in any country including without limitation the United States the existence, loss or termination of which could reasonably be expected to result in a Material Adverse Effect.

(f)           Except for any Music Agreements identified under this Agreement, as of the date of this Agreement there exists no other licenses, agreements with any writers or artists relating or pertaining to the Material Music Copyrights, or any other agreements under which any rights (or Rights of Administration with respect to Material Music Copyrights constituting Musical Compositions) were granted by or with the permission of Parent to any other Persons the existence, loss or termination of which could reasonably be expected to result in a Material Adverse Effect.

Section 4.24.       No Infringement; Title. To Parent’s knowledge, all Material Music Copyrights are original works and no Material Music Copyright violates or infringes any common law or statutory rights (including copyrights) or any other rights or works of any third party or Person. Each Material Music Copyright is protectable under the copyright laws of the United States and is subject to the protection of the Universal Copyright Convention and (to the extent that any Musical Composition was first published or simultaneously published in a country that had at the time of such publication acceded to the Berne Convention for the Protection of Literary and Artistic Works) the Berne Convention for the Protection of Literary and Artistic Works.

Section 4.25.       Performance of Music Agreements. Parent and each of its Subsidiaries have performed all of the material terms, covenants and conditions on its part, which are contained in the Music Agreements to which it is a party or to which the Music Collateral is subject, except for the failure of any such performance that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, Parent and its Subsidiaries shall have fully accounted to and paid all material amounts, fees, royalties or other payments required to be made prior to the Closing Date to any holder of any Outside Interest or any other Person and no such holder of any such Outside Interest or any other Person has asserted, nor is Parent aware of any facts or circumstances which would allow any holder of any Outside Interest or other Person to assert any claim for any payment or amount owed with regard to any such Outside Interest or any other ownership or participation interest in or to any one or more of the Music Collateral, except where the failure to take any such act or any such facts or circumstances, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.26.       Material Music Copyrights. Schedule 1.1(b) lists Music Product that account for at least 80% of the sum of (a) Consolidated Net Publisher’s Share and (b) Consolidated Net Label Share, in each case, for the twelve months ended as of March 31, 2021.

Section 4.27.       Storage Facilities. Schedule 4.27 sets forth a true and complete list of the locations at which the Loan Parties currently store Master Recordings. No Master Recordings are regularly stored at any location not listed on Schedule 4.27.

Article V
AFFIRMATIVE COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains unpaid or outstanding:

Section 5.1.         Financial Statements and Other Information. The Borrower or Parent will deliver to the Administrative Agent:

(a)           as soon as available and in any event within 120 days after the end of each Fiscal Year of Parent (beginning with the fiscal year ended March 31, 2022), a copy of the annual audited financial statements for such Fiscal Year for Parent and its Subsidiaries, containing (i) a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for, as of the end of the previous Fiscal Year and (ii) financial information of Parent and its Subsidiaries excluding any Securitization Subsidiary presented in a note to the consolidated financial statements (segmented information) referred to in clause (i) or on a separate schedule attached to such consolidated financial statement or in a separate statement derived from such consolidated financial statements, all in reasonable detail and audited by Deloitte & Touche LLP or another independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with international auditing standards;

(b)           as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of Parent beginning with fiscal quarter ending September 30, 2021, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for or as of the end of such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent’s previous Fiscal Year;

(c)           concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the principal executive officer or the principal financial officer of Parent (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Parent has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be (including an updated list of Immaterial Subsidiaries), and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries which is applicable to Parent and its Subsidiaries based upon their operations as presently conducted and which has an effect on the financial statements of Parent and its Subsidiaries, and, if any such change has occurred, specifying the impact of such change on the financial statements accompanying such Compliance Certificate and the effect of such change on the calculations of the financial covenants set forth in such Compliance Certificate;

(d)           [reserved];

(e)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(f)            as soon as available and in any event within 120 days after the end of each Fiscal Year, a Valuation prepared by an Approved Valuation Consultant as of the end of such Fiscal Year;

(g)           on or prior to the earlier of (i) the date that the first annual audited report is provided pursuant to Section 5.1(a) or (ii) 120 days after the end of the first Fiscal Year of Parent occurring after the Closing Date, Schedule 1.1(b) shall be updated to list Music Product representing 80% of the sum of (x) Consolidated Net Publisher’s Share and (y) Consolidated Net Label Share and Schedule 4.22 shall be updated with the information for such Music Product required by Schedule 4.22 and with respect to those representations in Sections 4.22(b) and 4.22(c) as such representations apply to such Music Product;

(h)           in the event the purchase price of all Permitted Acquisitions or other Acquisitions approved by the Required Lenders consummated in a Fiscal Year which are not the subject of a Valuation exceeds the Financial Covenant Valuation Threshold, at the election of and at the expense of the Borrower, a Valuation of the assets acquired in such Permitted Acquisitions prepared by an Approved Valuation Consultant; and

(i)            promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Parent or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to clauses (a), (b) and (e) of this Section shall be deemed to have been delivered if such information, or the annual or quarterly reports containing such information, shall have been posted on Syndtrak, Intralinks, or a similar site by the Administrative Agent or shall be available on the Securities and Exchange Commission’s website at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.2.         Notices of Material Events. Parent will furnish to the Administrative Agent prompt (and in any event, no later than three (3) Business Days after a Responsible Officer becomes aware thereof) written notice of the following:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of, or any material adverse development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Parent, affecting Parent or any of its Subsidiaries which, in each case, if adversely determined and such adverse determination is reasonably likely to occur, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any event or any other development by which Parent or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, or (iii) receives written notice of any claim against it with respect to any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)           promptly and in any event within 15 days after (i) Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Parent, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Parent, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Parent, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of Parent;

(e)           the occurrence of any default or event of default, or the receipt by Parent or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of Parent or any of its Subsidiaries;

(f)           any material amendment or modification to (i) any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Consolidated EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year or (ii) any Music Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Consolidated EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year; and

(g)           any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice or other document delivered under clauses (a) through (g) of this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Parent will promptly furnish to the Administrative Agent notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification.

Parent will furnish to the Administrative Agent promptly and in any event at least 30 days prior thereto (or such shorter period as may be agreed to by the Administrative Agent), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization.

Section 5.3.         Existence; Conduct of Business. Parent will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any Asset Sale permitted under Section 7.6.

Section 5.4.         Compliance with Laws. Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents which are acting or benefiting in any capacity in connection with this Agreement with Anti-Corruption Laws and applicable Sanctions.

Section 5.5.         Payment of Obligations. Parent will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations (other than immaterial obligations) (including, without limitation, all Tax liabilities that could result in a statutory Lien for any material amount) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6.         Books and Records. Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP.

Section 5.7.         Visitation and Inspection. Parent will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Parent; provided that excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section 5.7 and (b) the Administrative Agent, shall not exercise the rights under this Section 5.7 more often than one time during any Fiscal Year.

Section 5.8.         Maintenance of Properties; Insurance. Parent will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Parent, as determined by Parent in good faith (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Parent and its Subsidiaries in accordance with this Section, and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of Parent and its Subsidiaries (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary) and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all material casualty and property insurance policies of Parent and its Subsidiaries.

Section 5.9.         Use of Proceeds; Margin Regulations. The Borrower will use the proceeds of the Revolving Loans drawn on the Closing Date to refinance existing indebtedness, including indebtedness under the Existing Credit Agreement, to finance working capital needs, to pay fees and expenses related to this Agreement or for other general corporate purposes of Parent and its Subsidiaries. Proceeds of the Revolving Loans may be used after the Closing Date to fund Permitted Acquisitions and music publishing investments, to finance working capital needs and Capital Expenditures, to repay intercompany indebtedness (subject to financial covenant compliance), to pay fees and expenses related to this Agreement and for other general corporate purposes of Parent and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

Section 5.10.      Casualty and Condemnation. Parent (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11.      Cash Management. Parent shall, and shall cause its Subsidiaries that are Loan Parties to:

(a)           maintain all cash management and treasury business with Truist Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than zero-balance accounts for the purpose of managing local disbursements, payroll, withholding and other fiduciary accounts, all of which the Loan Parties may maintain without restriction and, other than a deposit account into which royalty payments are received on behalf of the Borrower and Securitization Subsidiaries (the “Collection Account”)) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Loan Parties shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at Truist Bank) or subject to Control Account Agreements;

(b)           deposit promptly, and in any event no later than 10 Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash and Permitted Investments the aggregate value of which does not exceed $100,000 at any time and except for amounts deposited into the Collection Account;

(c)           at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, Parent will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.

Section 5.12.       Additional Subsidiaries and Collateral; Future Material Music Copyrights.

(a)           In the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary (or ceases to be an Immaterial Subsidiary), whether pursuant to formation, acquisition or otherwise, (x) Parent shall promptly notify the Administrative Agent thereof and (y) within 30 days after such Person becomes a Domestic Subsidiary or ceases to be an Immaterial Subsidiary (or such later date as the Administrative Agent may agree to in its sole discretion), Parent shall cause such Domestic Subsidiary (other than (A) a Securitization Subsidiary, (B) a Domestic Subsidiary that is not wholly-owned; (C) a Domestic Subsidiary that is an Immaterial Subsidiary or (D) any Subsidiary that is prohibited by Requirements of Law or any Contractual Obligation from guaranteeing the Obligations) (i) to become a Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property constituting Collateral by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments reasonably required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents and (ii) to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Closing Date. In addition, within 30 days after the date any Person becomes a Domestic Subsidiary owned by a Loan Party or ceases to be an Immaterial Subsidiary, Parent shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Domestic Subsidiary owned by a Loan Party to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.

(b)           In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary (or ceases to be an Immaterial Subsidiary), whether pursuant to formation, acquisition or otherwise (other than (A) a Foreign Subsidiary that is an Immaterial Subsidiary, (B) a Foreign Subsidiary excluded by the Administrative Agent in its sole discretion, or (C) any Foreign Subsidiary that is prohibited by Requirements of Law or any Contractual Obligation from guaranteeing the Obligations), (x) Parent shall promptly notify the Administrative Agent thereof and (y) within 60 days after such Person becomes a Foreign Subsidiary or ceases to be an Immaterial Subsidiary or, if the Administrative Agent determines in its sole discretion that Parent is working in good faith, such longer period as the Administrative Agent shall permit, Parent shall, or shall cause the applicable Loan Party to (i) become a Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property constituting Collateral by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing the applicable Collateral Document in the Subsidiary’s Relevant Jurisdiction, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements and instruments and documents reasonably required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (ii) pledge all of the Capital Stock of such Foreign Subsidiary owned by a Loan Party (or, if the pledge of all of the voting Capital Stock of such Foreign Subsidiary would result in materially adverse tax consequences, then such pledge shall be limited to 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable) to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in such Subsidiary’s Relevant Jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank and (iv) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request. Notwithstanding the foregoing, Parent shall not be required to pledge Capital Stock of a Foreign Subsidiary if the Administrative Agent, in consultation with the Borrower, reasonably determines that such a pledge is prohibited by law or that the cost or other consequences (including any adverse tax consequences) of providing such a pledge is excessive in view of the benefits in respect of the security for the Obligations hereunder to be obtained therefrom.

(c)           Commencing upon the first deadline for delivery of an updated Schedule 1.1(b) pursuant to Section 5.1(g) following the Second Amendment Effective Date, to the extent any Loan Party acquires any Music Product evidenced by a registered Copyright owned by any Loan Party, as soon as practicable, but not more than 90 days (or such longer period as may be approved by the Administrative Agent) after the date such Music Product is acquired if the aggregate purchase price of such Acquisition is equal to or greater than the Acquisition Valuation Threshold, such Loan Party shall execute a Copyright Security Agreement to cause such registered Copyright to be subject to a first priority perfected Lien in favor of the Administrative Agent.

(d)           as soon as practicable (but not more than 90 days (or such longer period as may be approved by the Administrative Agent) after Parent has delivered an updated Schedule 1.1(b) pursuant to Section 5.1(g), commencing with the first delivery of an updated Schedule 1.1(b) following the Second Amendment Effective Date), with respect to any new or additional registered Material Music Copyright(s) listed on such updated Schedule 1.1(b) which are not subject to a first priority perfected Lien in favor of the Administrative Agent, such Loan Party shall execute a Copyright Security Agreement to cause such registered Copyright(s) for such Material Music Copyright(s) to be subject to a first priority perfected Lien in favor of the Administrative Agent.

(e)           ~~(c)~~ Parent agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 5.12, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to subsections (a) ~~and~~through (~~b~~d) of this Section 5.12 (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section 5.12 shall be at the expense of the Borrower or the applicable Loan Party and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.13.       Intentionally Omitted.

Section 5.14.       Further Assurances. Parent will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties; provided that notwithstanding anything to the contrary herein, no Loan Party shall be required (i) to obtain written acknowledgment from any Person that possesses Collateral that such Person holds possession of such Collateral for the Administrative Agent’s benefit other than the Storage Facility Access Letters or (ii) to obtain any waivers from, or execute or deliver any agreements with, any bailee that possesses any Collateral other than the Storage Facility Access Letters. Parent also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.15.       Intentionally Omitted.

Section 5.16.       Storage Facilities; No Removal. Each Loan Party hereby agrees that it will maintain or cause to be maintained adequate, secure, fireproof storage facilities (which may be at the premises of the Borrower or a Guarantor) for all Master Recordings constituting Collateral with a fair market value in excess of $1,000,000 owned by such Loan Party; provided that Iron Mountain or any other location reasonably acceptable to the Administrative Agent shall be deemed to satisfy this requirement. Except for Master Recordings that are temporarily relocated in the ordinary course of a Loan Party’s production or manufacturing of Records, each Loan Party hereby agrees not to deliver or remove or cause the delivery or removal of any original physical elements of any item of Music Product owned by such Loan Party or in which such Loan Party has an interest, in each case constituting Collateral with a fair market value in excess of $1,000,000, to any new location unless (i) if such new location is outside the United States, such delivery or removal is approved by the Administrative Agent (not to be unreasonably withheld or delayed) and any conditions to such approval have been complied with, and (ii) if such new location is in the United States, at the request of the Administrative Agent, the relevant Loan Party and the landlord of such new Storage Facility shall have executed and delivered a Storage Facility Access Letter. The Borrower shall deliver to the Administrative Agent, within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the date of acquisition of any item of Music Product that is stored at a Storage Facility and within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of relocation of any Master Recordings to a Storage Facility with respect to which no Storage Facility Access Letter is in effect, Storage Facility Access Letters executed by the relevant Loan Party and landlord or storage provider for each Storage Facility (if any) where any Loan Party has access rights to any physical elements of such item of Music Product constituting Collateral with a fair market value in excess of $1,000,000; provided, that no such Storage Facility Access Letter shall be required to be delivered if the Administrative Agent determines, in its reasonable judgment, that such Storage Facility Access Letter is not commercially feasible and that a material portion of the Collateral is not being held at the relevant location.

Section 5.17.       People with Significant Control Regime. Each UK Loan Party will, and will ensure each of its Subsidiaries incorporated in the UK will (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any Person incorporated in the United Kingdom whose Capital Stock is the subject of a UK Pledge Agreement in favor of the Secured Parties and (b) promptly provide the Administrative agent with a copy of such notice.

Section 5.18.       UK Pension. Each UK Loan Party shall ensure that neither it nor any Subsidiary is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in section 38 or 43 of the Pensions Act 2004) such an employer in each case that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole).

Section 5.19.       Centre of Main Interest. Each Loan Party subject to the EU Regulation shall maintain its centre of main interests in its jurisdiction of incorporation for the purposes of the EU Regulation.

Article VI
FINANCIAL COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains unpaid or outstanding:

Section 6.1.         ~~Leverage Ratio~~[Reserved]~~. Parent will maintain, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended December 31, 2021), a Leverage Ratio of not greater than 7.50:1.00.~~

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Section 6.2.         Fixed Charge Coverage Ratio. Parent will maintain, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended ~~September 30, 2021~~December 31, 2022), a Fixed Charge Coverage Ratio of not less than ~~1.25~~1.10:~~1.0~~1.00.

Section 6.3.         Consolidated Senior Debt to Library Value. Consolidated Senior Debt shall not exceed, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended December 31, ~~2021~~2022), ~~47.5~~45.0% multiplied by the Value of the Music Library of the Consolidated LTV Group as of such date of determination; provided, however, (i) if an annual Valuation of the Continuing Music Library results in a negative variance of greater than 15% but less than or equal to 20% from the prior year’s Valuation of the Continuing Music Library, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each ~~Fiscal Quarter during the Fiscal Year following~~of the next four (4) consecutive Fiscal Quarters ending after the delivery of such annual Valuation ~~only~~ shall not exceed ~~42.5~~40.0%; (ii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 20% but less than or equal to 25%, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each ~~Fiscal Quarter during the Fiscal Year following~~of the next four (4) consecutive Fiscal Quarters ending after the delivery of such annual Valuation ~~only,~~ shall not exceed ~~37.5~~35.0%; (iii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 25% but less than or equal to 30%, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each ~~Fiscal Quarter during the Fiscal Year following~~of the next four (4) consecutive Fiscal Quarters ending after the delivery of such annual Valuation ~~only,~~ shall not exceed ~~32.5~~30.0%; and (iv) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 30%, (a) the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each ~~Fiscal Quarter during the Fiscal Year following~~of the next four (4) consecutive Fiscal Quarters ending after the delivery of such annual Valuation ~~only,~~ shall not exceed ~~32.5~~30.0% and (b) the Borrower shall not be entitled to borrow additional Revolving Loans during the period from and after the delivery of such annual Valuation until the end of the Fiscal Year following such annual Valuation.

Article VII
NEGATIVE COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains outstanding:

Section 7.1.         Indebtedness and Preferred Equity. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness created pursuant to the Loan Documents;

(b)           Indebtedness of Parent and its Subsidiaries existing as of the Closing Date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof;

(c)           Indebtedness of Parent or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding;

(d)           Indebtedness of Parent owing to any of its Subsidiaries and of any Subsidiary of Parent owing to Parent or any other Subsidiary; provided that any such Indebtedness that is owed by a Subsidiary that is not a Loan Party shall be subject to Section 7.4;

(e)           Guarantees by Parent of Indebtedness of any of its Subsidiaries and by any Subsidiary of Parent of Indebtedness of Parent or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 7.4;

(f)            (i) Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement or Indebtedness of any Person that is assumed by a Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition and (ii) extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof; provided that (x) such Indebtedness exists at the time that such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such assets being acquired, and (y) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $2,500,000 at any time outstanding;

(g)           Hedging Obligations permitted by Section 7.10;

(h)           Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or other Bank Products or in connection with any automated clearing-house transfers of funds;

(i)            Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Parent or any of its Subsidiaries in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature in an aggregate amount not exceeding $1,000,000 at any time outstanding;

(j)            Indebtedness consisting of client advances or deposits received in the ordinary course of business;

(k)           Indebtedness of Parent or any of its Subsidiaries in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 7.4 or Asset Sales permitted under Section 7.6;

(l)            Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business; and

(m)          other unsecured Indebtedness of Parent or its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

Parent will not, and will not permit any of its Subsidiaries to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by Parent or such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the date that is 180 days after the Revolving Commitment Termination Date.

Section 7.2.     Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)           Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Sections 2.21 and 8.2;

(b)           Permitted Encumbrances;

(c)           Liens on any property or asset of Parent or any of its Subsidiaries existing as of the Closing Date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of Parent or any of its Subsidiaries;

(d)           purchase money Liens upon or on any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e)           any Lien (x) existing on any asset of any Person at the time such Person becomes a Subsidiary of Parent, (y) existing on any asset of any Person at the time such Person is merged with or into Parent or any of its Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by Parent or any of its Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

(f)            in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under Section 7.6, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)           in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock of any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Capital Stock of such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)           Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Parent or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)           Liens securing judgments for the payment of money not constituting an Event of Default under Article VIII;

(j)           other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

(k)           extensions, renewals, or replacements of any Lien referred to in subsections (b) through (i) of this Section 7.2; provided that the principal amount of the Indebtedness secured thereby is not increased except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 7.3.     Fundamental Changes.

(a)           Parent will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or divide or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) Parent or any of its Subsidiaries may merge with a Person if Parent (or such Subsidiary if Parent is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Loan Party, the Loan Party shall be the surviving Person, (iii) any Subsidiary may merge into or consolidate with any Person (other than Parent, Holdings or the Borrower) in a transaction permitted under Section 7.6 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.4; provided that if such Subsidiary is a Subsidiary Loan Party the continuing or surviving Person shall be a Subsidiary Loan Party, (v) any Subsidiary may divide, provided that (a) any resulting Persons from such division are also Subsidiaries and (b) if the dividing Subsidiary is a Subsidiary Loan Party, Parent shall cause any resulting Persons from such division to join this Agreement as Subsidiary Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (vi) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4 or 7.6.

(b)           Parent will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by Parent and its Subsidiaries on the date hereof and businesses reasonably related, ancillary or incidental thereto.

Section 7.4.     Investments, Loans. Parent will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit or that constitute a Music Library (or part thereof), except:

(a)           (i) Investments (other than Permitted Investments) existing as of the Closing Date hereof and set forth on Schedule 7.4 and (ii) Investments existing on the date hereof in Subsidiaries of Parent;

(b)           Permitted Investments;

(c)           Guarantees by Parent and its Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section 7.4;

(d)           additional Investments made by Parent, Holdings or the Borrower in or to any Subsidiary and by any Subsidiary to Parent, Holdings, the Borrower or in or to another Subsidiary; provided that the aggregate amount of such Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a Loan Party (in each case after the Closing Date) shall not exceed $1,000,000 at any time outstanding (excluding, to the extent constituting Investments, any transfer or other disposition of cash and cash equivalents to any Subsidiary held on behalf of such Subsidiary or for the purpose of making royalty or other similar payments in the ordinary course of business);

(e)           loans or advances to employees, officers or directors of Parent or any of its Subsidiaries in the ordinary course of business, including for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $500,000 at any time outstanding;

(f)           Hedging Transactions permitted by Section 7.10;

(g)           Recoupable advances made in the ordinary course of business in connection with administration or co-publishing transactions;

(h)           Permitted Acquisitions or other Acquisitions approved in writing by the Required Lenders;

(i)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Borrower or any Subsidiary, in each case in the ordinary course of business;

(j)            Investments held by a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into Parent or a Subsidiary after the Closing Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(k)            Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 7.6;

(l)            Investments by Parent or any Subsidiary that result solely from the receipt by Parent or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(m)          Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of Parent and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of Parent or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees, not to exceed $2,500,000 in the aggregate at any time outstanding;

(n)           mergers and consolidations permitted under Section 7.3 that do not involve any Person other than Parent and Subsidiaries that are wholly owned Subsidiaries;

(o)           intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Foreign Subsidiary to provide funds as necessary to enable the applicable Foreign Subsidiary to comply with changes in statutory capital requirements;

(p)           Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements;

(q)           to the extent constituting an Investment, any transfer or other disposition of cash and cash equivalents to any Securitization Subsidiary to the extent that Parent or any Subsidiary has received proceeds on behalf of such Securitization Subsidiary;

(r)            other Investments which in the aggregate do not exceed $5,000,000 in any Fiscal Year; and

(s)           other Investments; provided that, both before and after giving effect to such Investment (i) no Default or Event of Default exists or would be caused thereby, (ii) measured on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter for which financial statements have been delivered to the Administrative Agent, Parent and the Borrower ~~is~~are in compliance with the financial covenants set forth in Article VI, and (iii) the aggregate amount of Investments pursuant to this clause (s) shall not exceed $10,000,000 at any time during this Agreement.

Section 7.5.     Restricted Payments. Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)           dividends payable by Parent, solely in interests of any class of its common equity;

(b)           Restricted Payments made by any Subsidiary of Parent to Parent or to another Subsidiary of Parent, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by Parent and other wholly owned Subsidiaries of Parent;

(c)           Restricted Payments payable in cash to any holders of Capital Stock of Parent; provided that (i) no Default or Event of Default exists or would be caused thereby and (ii) measured on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter for which financial statements have been delivered to Administrative Agent, Parent and the Borrower ~~is~~are in compliance with the financial covenants set forth in Article VI;

(d)          any Subsidiary may repurchase its Capital Stock held by minority shareholders or interest holders in a Permitted Acquisition or another transaction permitted by Section 7.4 (it being understood that for purposes of Section 7.4, the Borrower shall be deemed the purchaser of such Capital Stock and such repurchase shall constitute an Investment by the Borrower in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Subsidiary Loan Party in connection with such repurchase);

(e)           Parent, Holdings or the Borrower may pay to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of Parent held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) of Parent or Holdings, the Borrower or any Subsidiary (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Capital Stock) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, together with any amounts needed to pay amounts needed to pay Social Security and Medicare Taxes for management and the employer’s share of any payroll or employment Taxes related to the foregoing:

(i)            with cash and cash equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of Parent held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) of Parent, Holdings, the Borrower or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan);

(ii)            with the proceeds of any sale or issuance of the Capital Stock of Parent (to the extent such proceeds are contributed in respect of Capital Stock to the Borrower or any Subsidiary); or

(iii)            with the net proceeds of any key-person life insurance policy;

(f)            Parent, Holdings or the Borrower may make Restricted Payments (i) to make cash payments in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Parent and (ii) consisting of (1) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officer, director, employee, member of management, manager and/or consultant of Parent, Holdings, the Borrower, any Subsidiary or any of their respective family members and/or (2) repurchases of Capital Stock in consideration of the payments described in subclause (1) above, including demand repurchases in connection with the exercise of stock options (or similar instruments); and

(g)           Parent, Holdings or the Borrower may repurchase Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise or required withholding or similar Taxes.

Section 7.6.     Sale of Assets. Parent will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary of Parent, any shares of such Subsidiary’s Capital Stock (all of the foregoing being collectively called “Asset Sales”), in each case whether now owned or hereafter acquired, to any Person other than a Loan Party (or to qualify directors if required by applicable law), except:

(a)           the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

(b)           the sale or other disposition of inventory, cash and Permitted Investments in the ordinary course of business;

(c)           sales, licenses or other dispositions of any Music Library or any element thereof in the ordinary course of business (other than the sale of Material Music Copyrights);

(d)           dispositions to any Subsidiary of Parent that is not a Subsidiary Loan Party or any Securitization Subsidiary and made in compliance with Sections 7.4 and 7.7; and

(e)            the sale or other disposition of other assets in an aggregate amount not to exceed $2,500,000 in any Fiscal Year; provided that, ~~(i)~~ at the time of such disposition, no Default shall exist or would result therefrom ~~and (ii) after giving effect to such disposition, Parent and the Borrower shall be in compliance with each of the covenants set forth in Article VI on a Pro Forma Basis.~~;

provided that (x) in the case of paragraph (a) above, ~~(i)~~ the proceeds from any such Asset Sale shall be (A) reinvested in assets then used or usable in the business of the Borrower and the Subsidiary Loan Parties (or, in the case of assets of a Subsidiary that is not a Loan Party, such Subsidiary), and such proceeds (other than with respect to any Asset Sales of assets of a Subsidiary that is not a Loan Party) shall be held in Controlled Accounts until reinvested, or (B) used to prepay the outstanding principal amount of the Loans then outstanding in accordance with Section 2.11 and (~~ii~~y) in the case of paragraphs (a), (d) and (e) above, after giving effect to the consummation of such Asset Sale on a Pro Forma Basis, Parent and the Borrower shall be in compliance with each of the covenants set forth in Article VI.

Section 7.7.     Transactions with Affiliates. Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)           at prices and on terms and conditions not less favorable to Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates;

(c)           any Restricted Payment permitted by Section 7.5;

(d)           loans or advances to employees who are Affiliates permitted under Section 7.4;

(e)           compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) with, directors, officers and employees of Parent, Holdings, the Borrower or any Subsidiary who are Affiliates entered into in the ordinary course of business; and

(f)           transactions constituting Investments permitted by Section 7.4.

Section 7.8.     Restrictive Agreements. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any of its Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to Parent or any other Subsidiary thereof, (c) to Guarantee Indebtedness of Parent or any other Subsidiary thereof or to transfer any of its property or assets to Parent or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply, in the case of any Subsidiary that is not a wholly owned Subsidiary, to restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Capital Stock of such Subsidiary, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) shall not apply to restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 7.1; provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger), (vi) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) and clause (c) shall not apply to a Foreign Subsidiary, a Domestic Subsidiary which is a direct or indirect Subsidiary of a Foreign Subsidiary or a direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.

Section 7.9.     Sale and Leaseback Transactions. Parent will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10.     Hedging Transactions. Parent will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which Parent or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Parent acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which Parent or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11.     Amendment to Material Documents. Parent will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Material Agreements, or (c) any Music Agreement with respect to a Material Music Copyright, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders.

Section 7.12.     Intentionally Omitted.

Section 7.13.     Accounting Changes. Parent will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Parent or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Parent.

Section 7.14.     Government Regulation. Parent will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.15.     Sanctions and Anti-Corruption Laws. Parent will not, and will not permit any of its Subsidiaries to, request any Loan or use the proceeds of any Loan (a) to fund, finance or facilitate any activities of or business with any Sanctioned Person or in any Sanctioned Country, in each case in violation of any Sanctions, Anti-Corruption Laws or other applicable laws, (b) that will result in a violation by any Person (including any Person participating in the transaction, whether as Sole Lead Arranger, the Administrative Agent, any Lender or otherwise) of Sanctions or (c) that would in any manner violate any Anti-Corruption Laws.

Article VIII
EVENTS OF DEFAULT

Section 8.1.     Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section 8.1 or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)           any representation or warranty made or deemed made by or on behalf of Parent, the Borrower or any of the Subsidiaries in this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)           Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 5.1, or 5.2 and such failure shall remain unremedied for 10 days, (ii) Section 5.3 (with respect to the Borrower’s legal existence), (iii) Section 3.3, or (iv) Article VI or VII; or

(e)           any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in subsections (a), (b) and (d) of this Section 8.1), and such failure shall remain unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)            (i) Parent, the Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, provided that this clause (f): (i) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which Parent, the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof is greater than $500,000 or (B) any Termination Event (as so defined) under such Hedging Transaction as to which Parent, the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof is greater than $500,000 and is not paid; or

(g)           Parent, the Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or seeking the appointment of a custodian, administrator, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (h) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, administrator, trustee, receiver, sequestrator, liquidator or other similar official for Parent, the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, reorganization or other relief in respect of Parent, the Borrower or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, sequestrator, receiver, liquidator, administator or other similar official for Parent, the Borrower or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)            Parent, the Borrower or any of its Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)            (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Parent, the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $500,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $500,000; or

(k)           any judgment or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Parent, the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been legally commenced by any creditor to attach or levy upon any assets of Parent, the Borrower or any Subsidiary to enforce any order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)            any non-monetary judgment or order shall be rendered against Parent, the Borrower or any of its Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)          a Change in Control shall occur or exist; or

(n)           any material provision of the Guarantee purported to be created under the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation with respect to a Guarantee under the Guaranty and Security Agreement or any other Collateral Document (other than the release of any Guarantee permitted pursuant to Section 9.11 or the Guaranty and Security Agreement or any other Collateral Document); or

(o)           any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair value in excess of $500,000, with the priority required by the applicable Collateral Documents, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.11 or (iii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Document;

then, and in every such event (other than an event described in subsection (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, whereupon the Revolving Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g) or (h) of this Section 8.1 shall occur, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2.     Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)           first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)           second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)           third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)           fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)           fifth, to the aggregate outstanding principal amount of the Loans, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations; and

(f)            sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX
THE ADMINISTRATIVE AGENT

Section 9.1.     Appointment of the Administrative Agent. Each Lender irrevocably appoints Truist Bank as the Administrative Agent (and in relation to the UK Law Security Documents, as security agent and collateral agent for and on behalf of the Secured Parties on the terms as set forth in the UK Law Security Documents and this Agreement) and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 9.2.     Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (except as provided for in the UK Law Security Documents), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity; provided, however, the Administrative Agent shall promptly forward to the Lenders the financial information and notices received by it pursuant to Sections 5.1 and 5.2 hereof. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3.     Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4.     Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.     Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.     The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, or “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7.     Successor Administrative Agent.

(a)           The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)           Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 9.7 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above; provided that until such time as the Required Lenders appoint a successor Administrative Agent as provided above (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8.     Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.     The Administrative Agent May File Proofs of Claim.

(a)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)           Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.     Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11.     Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments and the payment in full of all Obligations (other than Contingent Obligations and Bank Product Obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;

(b)           to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(d).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12.     Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Parent, the Borrower, the Administrative Agent, each Lender and each other Secured Party hereby agree that (i) no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.13.     Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

Section 9.14.     Erroneous Payments.

(a)          If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, such Lender or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

(c)           Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying Obligations.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article X
MISCELLANEOUS

Section 10.1.         Notices.

(a)            Written Notices.

(i)            Except in the case of notices and other communications expressly permitted to be given by telephone and, subject to paragraph (b) of this Section 10.1, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, sent by telecopy or electronic mail, as follows:

To Parent:	Reservoir Media, Inc.
~~75~~200 Varick Street
~~9th Floor~~Suite 801A
New York, New York ~~10013~~10014
Attention: Golnar Khosrowshahi
Telephone Number: 416.618.0834
Email: GK@reservoir-media.com

With a copy to:	Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
Attention: Stephen Kessing, Esq.
Telephone Number: 212.474.1152
Telecopy Number: 212.474.3700
Email: SKessing@cravath.com

To the Borrower:	Reservoir Media Management, Inc.
~~75~~200 Varick Street
~~9th Floor~~Suite 801A
New York, New York ~~10013~~10014
Attention: Golnar Khosrowshahi
Telephone Number: 416.618.0834
Email: GK@reservoir-media.com

With a copy to:	Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
Attention: Stephen Kessing, Esq.
Telephone Number: 212.474.1152
Telecopy Number: 212.474.3700
Email: SKessing@cravath.com

To the Administrative Agent:	Truist Bank
3333 Peachtree Rd. NE / 10th Floor
Mail Code GA-ATL-0244
Atlanta, Georgia 30326
Attention: ~~Brett Ross~~Patrick Wiggins
Telephone Number: ~~404.836.5875~~770.776.8693
Email: ~~Brett.Ross~~Patrick.Wiggins@Truist.com

With a copy to
(for information purposes only):	Truist Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: ~~Doug Weltz~~Agency Services Manager
Telephone Number: ~~404.813.5156~~
~~Telecopy Number: 404.495.2170~~404.221.2001
Email: ~~Douglas.Weltz~~Agency.Services@Truist.com

and	~~Greenberg Traurig,~~Alston & Bird LLP
~~3333 Piedmont Road, N.E.~~
~~25th Floor~~
1201 West Peachtree Street
Atlanta, ~~Georgia 30305~~GA 30309
Attention: ~~James S. Altenbach, Esq.~~Adam Monich
Telephone Number: ~~678.553.2444~~404.881.7830
~~Telecopy Number: 678.553.2445~~
Email: ~~altenbachj@gtlaw~~Adam.Monich@alston.com

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent shall not be effective for purposes of Article II until actually received by such Person at its address specified in this Section.

(ii)            Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic or facsimile notice.

(b)            Electronic Communications.

(i)            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.          Waiver; Amendments.

(a)            No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)            No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter and the Second Amendment Fee Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent, the Borrower and the Required Lenders, or Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)            increase the Revolving Commitment of any Lender without the written consent of such Lender;

(ii)           reduce the principal amount of any Loan or reduce the rate of interest thereon (excluding reductions of interest resulting from a change to a financial covenant), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby;

(iii)           postpone the date fixed for any payment of any principal of (excluding any mandatory prepayments under Section 2.12(b)), or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)           change Section 2.21(b) or 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)            change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)           release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender (except as expressly provided in Section 9.11 or the applicable Collateral Document); or

(vii)          release all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender (except as expressly provided in Section 9.11 or the applicable Collateral Document);

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Parent, the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.          Expenses; Indemnification.

(a)            The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel (and one outside local counsel in each jurisdiction reasonably deemed necessary by the Administrative Agent) for the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, taken as a whole, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of outside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sole Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Existing Credit Agreement, any other Loan Document (as defined in this Agreement or the Existing Credit Agreement) or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Parent or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) is a result of a dispute arising solely between or among Indemnitees and not (A) involving any action or inaction by the Borrower, any Subsidiary Loan Party or any Subsidiary or (B) relating to any action by any Indemnitee in its capacity as Administrative Agent or Sole Lead Arranger. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. This Section 10.3(b) shall not apply with respect to Taxes (as to which the provisions of Sections 2.18 and 2.20 shall apply) other than Taxes that represent losses, claims, damages, etc. from any non-Tax claim.

(c)            To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under subsection (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)            To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(e)            All amounts due under this Section 10.3 shall be payable within five (5) Business Days after written demand therefor.

Section 10.4.         Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.4, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments, and Loans); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments and Loans or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section 10.4, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Revolving Commitments assigned.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.4 and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required.

(iv)           Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e).

(v)            No Assignment to the certain Persons. No such assignment shall be made to (A) Parent, the Borrower or any of the Borrower’s Affiliates or any Subsidiary or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C), so long as no Event of Default has occurred and is continuing, a Direct Competitor.

(vi)            No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)            The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section 10.4, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)            Any Lender may at any time, without the consent of, or notice to the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, Parent, the Borrower or any of the Borrower’s Affiliates or any Subsidiary or any Direct Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any such participation shall consist of a pro rata portion of the Revolving Commitments.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Revolving Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of (excluding mandatory prepayments of principal under Section 2.12), or interest on, any Loan (excluding reductions in interest as a result of a change in a financial covenant) or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of the Participant; (vi) release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations without the written consent of the Participant (except as expressly provided in Section 9.11 or the applicable Collateral Document); or (vii) release all or substantially all Collateral (if any) securing any of the Obligations without the written consent of the Participant (except as expressly provided in Section 9.11 or the applicable Collateral Document). Subject to subsection (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.19(g) (it being understood that the documentation required under Section 2.19(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(e)            A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.20(e) and (f) as though it were a Lender.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.          Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York; provided, however, that (i) the interpretation of the definition of “Material Adverse Effect” (and whether or not a “Material Adverse Effect” has occurred), (ii) the determination of the accuracy of any Specified Merger Agreement Representations and whether as a result of any inaccuracy of any Specified Merger Agreement Representation, the Acquirer has the right to terminate its obligations under the Merger Agreement or to decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Merger Agreement shall, in each case, be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(b)            Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrower or its properties in the courts of any jurisdiction.

(c)            Each of Parent and the Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section 10.5 and brought in any court referred to in subsection (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.          WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

Section 10.7.         Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.

Section 10.8.          Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the Second Amendment Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.          Survival. All covenants, agreements, representations and warranties made by Parent or the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Revolving Commitments or the termination of this Agreement or any provision hereof.

Section 10.10.       Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.       Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of any information relating to the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Parent or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Parent or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section 10.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein, (viii) to the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section 10.11 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.11 shall govern. Notwithstanding the foregoing, it is understood and agreed that no Lender (or any Affiliate of any Lender) shall make any press release or other public announcement (other than as set forth in the following sentence) with respect to this Agreement or the facilities contemplated hereby without the prior written consent of the Borrower (which shall not be unreasonably withheld). Truist Securities, Inc. shall be permitted to use information related to the syndication and arrangement of the Loans in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.

Section 10.12.       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13.       Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.14.       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.15.       Location of Closing. Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166 until the Second Amendment Effective Date, and c/o Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 on the Second Amendment Effective Date and at all times thereafter. The Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166 (provided that, on and at all times after the Second Amendment Effective Date, the address shall be c/o Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016). All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 10.16.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.17.            Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. The execution, delivery and effectiveness of this Agreement and the other Loan Documents executed in connection herewith shall not, in and of itself, (a) extinguish the indebtedness outstanding in connection with the Existing Credit Agreement, (b) constitute a novation with respect to such indebtedness, or (c) operate as a waiver of any right, power or remedy of Administrative Agent or any Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any of the Loan Documents (as defined in the Existing Credit Agreement) (as amended, restated, supplemented, or otherwise modified from time to time on or prior to the Closing Date, the “Existing Loan Documents”). Each of the Existing Loan Documents are hereby deemed amended so that any reference in the Existing Loan Documents to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended and restated hereby and as further amended, restated, supplemented, or otherwise modified from time to time.

Section 10.18.       Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.19.       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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